AGREEMENT AND PLAN OF MERGER

                           BY AND AMONG

       VISTA 2000, INC., VISTA ACQUISITION SUBSIDIARY, INC.

                               AND

                   THE SPORTSMAN'S GUIDE, INC.

                          March 8, 1996




            Nelson Mullins Riley & Scarborough, L.L.C.

                        TABLE OF CONTENTS

ARTICLE I. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE III. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     REPRESENTATIONS AND WARRANTIES OF SGI . . . . . . . . . . 11

ARTICLE IV . . . . . . . . . . . . . . . . . . . . . . . . . . 17
     REPRESENTATION AND WARRANTIES OF BUYER
     AND ACQUISITION SUB . . . . . . . . . . . . . . . . . . . 17

ARTICLE V. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE VI . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     CONDITIONS TO OBLIGATION TO CLOSE . . . . . . . . . . . . 24

ARTICLE VII. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE VIII . . . . . . . . . . . . . . . . . . . . . . . . . 28
     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 28

                       AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of March 8, 1996, is made and entered into by and among VISTA 2000, INC., a Delaware corporation ("VISTA" or "Buyer"), VISTA ACQUISITION SUBSIDIARY, INC., a Delaware corporation and a wholly-owned subsidiary of VISTA ("Acquisition Sub"), and THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation ("SGI"). SGI and Acquisition Sub are hereinafter sometimes referred to as the "Constituent Corporations" and Acquisition Sub as the "Surviving Corporation".

     WHEREAS, VISTA, Acquisition Sub and SGI desire that SGI merge with and into Acquisition Sub (the "Merger"), upon the terms and conditions set forth herein and in accordance with the Business Corporation Act of the State of Minnesota and the General Corporation Law of the State of Delaware, with the result that Acquisition Sub shall continue as the surviving corporation, shall change its name to The Sportsman's Guide, Inc., and the separate existence of SGI (except as it may be continued by operation of law) shall cease;

     WHEREAS, VISTA, Acquisition Sub and SGI desire that, upon the Merger, at the Effective Time (as hereinafter defined), all outstanding shares of common and preferred stock of SGI be converted into common stock of VISTA or cash as provided herein;

     WHEREAS, the respective Boards of Directors of VISTA, Acquisition Sub and SGI have approved the Merger; and

     WHEREAS, the parties intend for the Merger to be accomplished as a forward subsidiary merger under Sections 368(a)(1)(A) and 368(a)(2)(D) under the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereto hereby agree as follows:


                                 ARTICLE I

                                DEFINITIONS

     Section 1.1 "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     Section 1.2 "Acquisition Sub" means Vista Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of VISTA.

     Section 1.3 "Articles of Merger" means the Articles of Merger respecting the Merger as filed by the Parties with the Secretary of State of the State of Minnesota.


     Section 1.4  "Buyer" means VISTA 2000, INC., a Delaware corporation.

     Section 1.5 "Buyer-owned Share" means any SGI Share that VISTA owns beneficially.

     Section 1.6 "Buyer Share" means any share of the Common Stock, $.01 par value per share, of Buyer.

     Section 1.7 "Cash Consideration" means the amount of cash paid by Buyer in exchange for the Cash-for-Stock SGI Shares (as defined below).

     Section 1.8 "Cash-for-Stock SGI Share" means any SGI Share beneficially owned by any SGI Stockholder who or which is not an SGI Major Stockholder or an SGI Preferred Stockholder to be exchanged pursuant to the Merger for cash in the amount of the SGI Common Share Value or the SGI Preferred Share Value, as the case may be.

     Section 1.9 "Cash Fund" has the meaning set forth in Section 2.5(b) below.

     Section 1.10 "Certificate of Merger" means the Certificate of Merger respecting the Merger filed by the Parties with the Secretary of State of the State of Delaware.

     Section 1.11 "Closing" has the meaning set forth in Section 2.2 below.

     Section 1.12 "Closing Date" has the meaning set forth in Section 2.2 below.

     Section 1.13 "Confidential Information" means any information concerning the business and affairs of SGI that is not already generally available to the public.

     Section 1.14 "Common Stock Conversion Ratio" has the meaning set forth in Section 2.4(e) below.

     Section 1.15 "Conversion Ratio" means the Common Stock Conversion Ratio (as defined below) or the Preferred Stock Conversion Ratio (as defined below).

     Section 1.16 "Definitive SGI Information Materials" means the definitive information statement and other materials relating to the Special SGI Meeting.

     Section 1.17 "Delaware Certificate of Merger" means the Certificate of Merger approving the Merger issued by the Secretary of State of the State of Delaware.

     Section 1.18 "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     Section 1.19 "Disclosure Schedule" has the meaning set forth in
Section 3 below.

     Section 1.20 "Dissenting Share" means any SGI Share which any stockholder who or which has exercised his or its appraisal rights under the Minnesota Business Corporation Act holds of record.

     Section 1.21 "Effective Time" has the meaning set forth in Section 2.3 below.

     Section 1.22 "Exchange and Paying Agent" has the meaning set forth in
Section 2.5 below.

     Section 1.23 "Fairness Opinion" has the meaning set forth in Section
5.4 below.

     Section 1.24 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     Section 1.25 "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.26 "Intangible Rights" has the meaning set forth in Section
3.16 below.

     Section 1.27 "IRS" means the Internal Revenue Service.

     Section 1.28 "Knowledge" means actual knowledge after reasonable investigation.

     Section 1.29 "Material Adverse Effect" means any event which would have a material adverse effect on the financial condition, business, earnings, assets, prospects or financial condition of SGI taken as a whole.

     Section 1.30 "Merger" has the meaning set forth in the recitals above and in Section 2.1 below.

     Section 1.31 "Minnesota Business Corporation Act" means the Business Corporation Act of the State of Minnesota, as amended.

     Section 1.32 "Minnesota Certificate of Merger" means the Certificate of Merger approving the Merger issued by the Secretary of State of the State of Minnesota.

     Section 1.33 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     Section 1.34 "Party" means a party to this Agreement and the Merger.

     Section 1.35 "Permits" has the meaning set forth in Section 3.21(b) below.

     Section 1.36 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     Section 1.37 "Preferred Stock Conversion Ratio" has the meaning set forth in Section 2.4(e) below.

     Section 1.38 "Public Report" has the meaning set forth in Section 3.5 below.

     Section 1.39 "Requisite SGI Stockholder Approval" means the affirmative vote of the holders of a majority of the SGI Common Shares in favor of this Agreement and the Merger.

     Section 1.40 "SEC" means the Securities and Exchange Commission.

     Section 1.41 "Securities Act" means the Securities Act of 1933, as amended.

     Section 1.42 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     Section 1.43 "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 1.44 "SGI" means The Sportsman's Guide, Inc., a Minnesota corporation.

     Section 1.45 "SGI Balance Sheet" has the meaning set forth in Section
3.8 below.

     Section 1.46 "SGI Certificate" means the certificate(s) representing SGI Shares held by an SGI Stockholder.

     Section 1.47 "SGI Common Share" means any share of the Common Stock, $.01 par value per share, of SGI.

     Section 1.48 "SGI Common Stockholder" means any Person who or which holds of record any SGI Common Shares.

     Section 1.49 "SGI Major Stockholder" means any Person who or which beneficially owns 100,000 or more SGI Common Shares and who or which is an "accredited investor" as defined in Regulation D as promulgated under the Securities Act or is otherwise a qualified investor (with or without the utilization of a purchaser representative) under Section 4(2) of the Securities Act or Regulation D.

     Section 1.50 "SGI Minor Stockholder" means any person who or which beneficially owns fewer than 100,000 SGI Common Shares.

     Section 1.51 "SGI Preferred Share" means any share of Preferred Stock, $.01 par value per share, of SGI.

     Section 1.52 "SGI Preferred Stockholder" means any Person who or which holds any SGI Preferred Shares and who or which is an "accredited investor" as defined in Regulation D as promulgated under the Securities Act or is otherwise a qualified investor (with or without the utilization of a purchaser representative) under Section 4(2) of the Securities Act or Regulation D.

     Section 1.53 "SGI Share" means any share of Common Stock or Preferred Stock of SGI.

     Section 1.54 "SGI Common Share Value" means $.18079 per share of SGI Common Shares.

     Section 1.55 "SGI Preferred Share Value" means $4.2189 per share of SGI Preferred Shares.

     Section 1.56 "SGI Stockholder" means any Person who or which holds of record any SGI Shares.

     Section 1.57 "Special SGI Meeting" has the meaning set forth in
Section 5.3(b) below.

     Section 1.58 "Stock-for-Stock SGI Share" means any SGI Share beneficially owned by an SGI Major Stockholder to be exchanged pursuant to the Merger for Buyer Shares in accordance with the Conversion Ratio.

     Section 1.59 "Subordinated Debt Holders" has the meaning set forth in
Section 5.12 below.

     Section 1.60 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     Section 1.61 "Surviving Corporation" has the meaning set forth in
Section 2.1 below.

     Section 1.62 "VISTA" means VISTA 2000, INC., a Delaware corporation and is used interchangeably herein with "Buyer".

     Section 1.63 "VISTA Common Shares" means any share of the Common Stock, $.01 par value per share, of Buyer and is used interchangeably herein with "Buyer Share."

     Section 1.64 "VISTA Preferred Share" means any share of Preferred Stock of VISTA.

     Section 1.65 "VISTA Share Value" means 80% of the average of (i) $9.456 and (ii) the average closing sales price of VISTA's Common
Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation National Market System for the ten consecutive trading days prior to two days prior to the Closing Date.

     Section 1.66 "VISTA Warrants" means the warrants to purchase VISTA Common Shares to be issued to the Subordinated Debt Holders in accordance with Section 5.12 below.


                                ARTICLE II

                                THE MERGER

     Section 2.1 The Merger. On and subject to the terms and conditions of this Agreement, the Articles of Merger and the Certificate of Merger, SGI will merge with and into Acquisition Sub (the "Merger") at the Effective Time. Acquisition Sub shall be the corporation surviving the Merger (the "Surviving Corporation"), shall immediately change its name to The Sportsman's Guide, Inc., and shall continue its corporate existence under the law of the State of Delaware,and the separate existence of SGI shall cease.

     Section 2.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Chernesky, Heyman & Kress in Dayton, Ohio, commencing at 9:00 a.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     Section 2.3 Actions at the Closing. At the Closing, (i) SGI will deliver to Buyer and Acquisition Sub the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) Buyer and Acquisition Sub will deliver to SGI the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) the Parties will file Articles of Merger with the Secretary of State of the State of Minnesota in the form attached hereto as Exhibit A and will file the Certificate of

Merger with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit B, and (iv) Buyer will deliver to the Exchange and Paying Agent in the manner provided below in this Section 2 the certificate evidencing the Buyer Shares issued in the Merger and will deliver or cause the Surviving Corporation to deliver to the Exchange and Paying Agent the Cash Fund in the manner provided below in this Section 2.

     Section 2.4  Effect of Merger.

          (a) General. The Merger shall become effective at the time (the "Effective Time") of the filing by the Parties of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Minnesota. The Merger shall have the effects set forth in the Section 259 of the Delaware General Corporation Law and Section 302A.641 of the Minnesota Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SGI or Acquisition Sub in order to carry out and effectuate the transactions contemplated by this Agreement. Further, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property of and all debts due to any of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          (b) Certificate of Incorporation. The Certificate of Incorporation of Acquisition Sub in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger (except that the name of Acquisition Sub will be changed to "The Sportsman's Guide, Inc.").

          (c) Bylaws. The Bylaws of Acquisition Sub in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger (except that the name of the Surviving Corporation will be changed to "The Sportsman's Guide, Inc.").

          (d) Directors and Officers. The initial directors of the Surviving Corporation at and as of the Effective Time shall be comprised of the current Acquisition Sub directors, and those persons listed on Exhibit H. The principal officers of the Surviving Corporation at and as of the Effective Time shall be as set forth in Exhixbit H.

          (e) Conversion of SGI Shares. At and as of the Effective Time, (i) each Stock-for-Stock SGI Share (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive the number of Buyer Shares equal to the quotient of (A) the SGI Common Share Value divided by (B) the Vista Share Value (the ratio of Buyer Shares to one SGI Common Share is referred to herein as the "Common Stock Conversion Ratio"); (ii) each SGI Preferred Share owned by an SGI Preferred Stockholder shall be converted into the right to receive the number of Buyer Shares equal to the quotient of (A) the SGI Preferred Share Value divided by (B) the Vista Share Value (the ratio of Buyer Shares to the SGI Preferred Shares is referred to herein as the "Preferred Stock Conversion Ratio"); (iii) each Cash-for-Stock SGI Share shall be converted into the right to receive an amount equal to $.18079 in cash (without interest), in the event such Cash-for-Stock Share is an SGI Common Share and $4.2189 (without interest) in the event such Cash-for-Stock Share is an SGI Preferred Share; (iv) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Minnesota Business Corporation Act; and (v) each Buyer-owned Share shall be canceled; provided, however, that the Common Stock Conversion Ratio and Preferred Stock Conversion Ratio shall be subject to equitable adjustment in the event of a stock split, stock dividend, reverse stock split, or other change in the number of SGI Shares or Buyer Shares outstanding. No SGI Share shall be deemed to be outstanding or to have any rights other than those set forth above in this Section 2.4(e) after the Effective Time. No fractional Buyer Shares shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.5(h).

          (f) Buyer and Acquisition Sub Shares. Each Buyer Share and each Acquisition Sub Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

     Section 2.5  Exchange and Payment Procedure.

          (a) Exchange Procedure. Immediately after the Effective Time, (i) Buyer will deliver to a bank or trust company designated by Buyer and reasonably acceptable to SGI (the "Exchange and Paying Agent") a stock certificate (issued in the name of the Exchange and Paying Agent or its nominee) representing that number of Buyer Shares equal to the sum of (A) the product of (X) the Common Stock Conversion Ratio times (Y) the number of outstanding Stock-for-Stock SGI Shares (other than any Dissenting Shares and Buyer-owned Shares) plus (B) the product of (X) the Preferred Stock Conversion Ratio times (Y) the

     number of outstanding SGI Preferred Shares, and (ii) Buyer will cause the Exchange and Paying Agent to mail to each SGI Major Stockholder and each SGI Preferred Stockholder (A) a letter of transmittal (which is reasonably agreed to by Buyer and SGI and shall specify that delivery shall be effected and risk of loss and title to the certificates (the "SGI Certificates") representing SGI Shares held by such holder shall pass, only upon proper delivery of the Certificates to and receipt by the Exchange and Paying Agent and shall be in such form and have such other provisions as Buyer and Acquisition Sub may reasonably specify, and (B) instructions for use in effecting the surrender of his or its SGI Certificates in exchange for certificates representing the Buyer Shares.

          (b)     Payment Procedure.  Immediately after the Effective Time,
     (i) Buyer will deliver or cause the Surviving Corporation to deliver to the Exchange and Paying Agent a cash fund (the "Cash Fund") sufficient in the aggregate for the Exchange and Paying Agent to make full payment of the Cash Consideration to all SGI Minor Stockholders (other than any Dissenting Shares and Buyer-owned Shares), and (ii) Buyer will cause the Exchange and Paying Agent to mail to each SGI Minor Stockholder (A) a letter of transmittal (which is reasonably agreed to by Buyer and SGI and shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to and receipt by the Exchange and Paying Agent and shall be in such form and have such other provisions as Buyer and Acquisition Sub may reasonably specify and (B) instructions for use in effecting the surrender of his or its SGI Certificates against payment of the Cash Consideration. No interest will accrue or be paid to the holder of any outstanding Cash-for-Stock SGI Shares.

          (c) No Dividends Until Surrender. Buyer will not pay any dividend or make any distribution on Buyer Shares (with a record date at or after the Effective Time) to any record holder of outstanding Stock-for-Stock SGI Shares or SGI Preferred Shares until such holder surrenders for exchange his or its SGI Certificates. Buyer instead will pay any such dividend or make any such distribution to the Exchange and Paying Agent in trust for the benefit of the SGI Major Stockholders and SGI Preferred Stockholders pending surrender and exchange. Buyer may cause the Exchange and Paying Agent to invest any cash the Exchange and Paying Agent receives from Buyer as a dividend or distribution in accordance with the instructions of Buyer; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange and Paying Agent to make prompt payments of cash to the holders of outstanding Stock-for-Stock SGI Shares and SGI Preferred Shares as necessary. Buyer may cause the Exchange and Paying Agent to pay over to the Buyer any net earnings with respect to the investments, and Buyer will replace promptly any cash which results in a loss to the Exchange and Paying Agent from such investments. In no event, however, will any holder of outstanding Stock-for-Stock SGI Shares or SGI Preferred Shares be

     entitled to any interest or earnings on the dividend or distribution pending receipt.

          (d) Investment of Cash Fund. Buyer may cause the Exchange and Paying Agent to invest the Cash Fund in accordance with the instructions of Buyer (as mutually agreed upon between Buyer and SGI); provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange and Paying Agent to make prompt payment of the Cash Consideration as necessary. Buyer may cause the Exchange and Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and Buyer will cause the Surviving Corporation to replace promptly any portion of the Cash Fund which results in a loss to the Exchange and Paying Agent from such investments.

          (e) Unclaimed Buyer Shares. Buyer may cause the Exchange and Paying Agent to return any Buyer Shares and dividends and distributions thereon remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding Stock-for-Stock SGI Shares or SGI Preferred Shares shall be entitled to look to Buyer (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to Buyer Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its stock certificates.

          (f) Unclaimed Cash. Buyer may cause the Exchange and Paying Agent to pay over to the Surviving Corporation any portion of the Cash Fund (including any earnings thereon) remaining 180 days after the Effective Time; and thereafter all former SGI Minor Stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) as a general creditor thereof with respect to the cash payable upon surrender of their stock certificates.

          (g) Expenses of Exchange and Paying Agent. Buyer shall pay or cause the Surviving Corporation to pay all charges and expenses of the Exchange and Paying Agent.

          (h) No Fractional Buyer Shares. No certificates or scrip evidencing fractional shares of Buyer Shares shall be issued upon the surrender for exchange of SGI Certificates by SGI Major Stockholders or SGI Preferred Stockholders and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Buyer. Cash shall be paid in lieu of fractional Buyer Shares, based on the VISTA Share Value per whole Buyer Share.

          (i) Withholding Rights. Buyer shall be entitled to deduct and withhold, or to cause the Exchange and Paying Agent, to deduct and withhold, from the Cash Consideration otherwise payable pursuant to this Agreement to an SGI Minor Stockholder the minimum amounts (if any) that Buyer is required to deduct and withhold with respect to the making of such

     payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent, if any, amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the SGI Stockholder in respect of which such deduction and withholding was made by Buyer.

     Section 2.6 Closing of Transfer Records. After the close of business on the Closing Date, transfers of SGI Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.


                                ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SGI

     SGI represents and warrants to Buyer and Acquisition Sub that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III.

     Section 3.1 Organization, Qualification, and Corporate Power. SGI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota. SGI is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where the failure to be so qualified would have a Material Adverse Effect.
Section 3.1 of the Disclosure Statement sets forth the name of each jurisdiction in which SGI is licensed or qualified to do business. SGI has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. SGI has delivered to Buyer a true and correct copy of its Articles of Incorporation and Bylaws.

     Section 3.2 SGI Capitalization; No Subsidiaries. The entire authorized capital stock of SGI consists of 36,800,000 SGI Common Shares and 200,000 SGI Preferred Shares and 3,000,000 undesignated shares, of which 23,335,833 SGI Common Shares are issued and outstanding, and 0 SGI Common Shares are held in treasury and 200,000 SGI Preferred Shares are issued and outstanding. All of the issued and outstanding SGI Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SGI to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are

no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to SGI. SGI does not own any equity investment or other interest in any Person.

     Section 3.3 Authorization of Transaction. SGI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that SGI cannot consummate the Merger unless and until it receives the Requisite SGI Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of SGI, enforceable in accordance with its terms and conditions.

     Section 3.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which SGI is subject or any provision of the Articles of Incorporation or Bylaws of SGI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SGI is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Minnesota Business Corporation Act, the Securities Exchange Act, the Securities Act, and applicable state securities laws, SGI is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     Section 3.5 Filings with the SEC. During the past three (3) years, SGI has timely made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. SGI has delivered to Buyer a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended or supplemented to date).

     Section 3.6 Financial Statements. Prior to Closing, SGI will file with the SEC its Annual Report (the "SGI 1995 Annual Report") on Form 10-K for its fiscal year ended December 29, 1995. The financial statements included in or incorporated by reference into the SGI 1995 Annual Report, including the related notes and schedules, will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods

covered thereby, will present fairly the financial condition of SGI as of the indicated dates and the results of operations of SGI for the indicated periods, will be correct and complete in all material respects, and will be consistent with the books and records of SGI. The SGI 1995 Annual Report will have complied with the Securities Exchange Act in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 3.7 Events Subsequent to December 29, 1995. Since December 29, 1995, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of SGI taken as a whole.

     Section 3.8 Undisclosed Liabilities. SGI does not have any liability (whether known or unknown, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), which would have a Material Adverse Effect on SGI, including any liability for taxes, except for (i) liabilities set forth on the face of SGI's audited Balance Sheet (the "SGI Balance Sheet") dated as of December 29, 1995 and included in the Financial Statements (or in any notes thereto) and (ii) liabilities which have arisen after December 29, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     Section 3.9 Most Recent Inventory. The inventories of SGI as reflected on the SGI Balance Sheet consist only of items in good condition and salable or usable in the Ordinary Course of Business, except to the extent of the inventory reserve included on the SGI Balance Sheet, which reserve is adequate for such purpose. Such inventories are valued on the SGI Balance Sheet at the lower of cost or market in accordance with GAAP.

     Section 3.10 No Fees to Brokers or Affiliates. SGI has no liability or obligation to pay any fees, compensation or commissions to any broker, finder, agent or Affiliate with respect to the transactions contemplated by this Agreement.

     Section 3.11 Scheduled Debt. Set forth in Section 3.11 of the Disclosure Schedule is a list of all agreements for incurring indebtedness for borrowed money to which SGI is a party, which list is true and correct in all material respects. None of the obligations pursuant to such agreements are subject to acceleration by reason of the consummation of the transactions contemplated hereby, nor would the execution of this Agreement or the consummation of the transactions contemplated hereby result in any default under such agreements.

     Section 3.12 Product and Service Warranties and Reserves. The amount of any and all product warranty claims relating to sales occurring on or prior to December 29, 1995 shall not exceed the amount of the product

warranty reserve included on the SGI Balance Sheet which reserve was prepared in accordance with GAAP consistently applied and which SGI believes is adequate in light of any and all circumstances relating to its warranties of which it was aware and the amounts actually paid by it for product warranty claims. The only express warranties with respect to the products or services sold by SGI are as set forth in Section 3.12 of the Disclosure Schedule.

     Section 3.13 Insurance.  Set forth in Section 3.13 of the Disclosure
Schedule is a complete and correct schedule of all currently effective insurance policies or binders of insurance or programs of self-insurance which relate to SGI which insurance is with reputable insurance companies, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in businesses similar to SGI. The coverage under each such policy and binder is in full force and effect, and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, or material increase of premium for, any such policy or binder has been received by SGI. SGI does not have knowledge of any facts or the occurrence of any event which (i) reasonably might form the basis of any claim against SGI relating to the conduct or operations of the business of SGI or any of the assets or properties covered by any of the policies or binders set forth in Section 3.13 of the Disclosure Schedule and which will materially increase the insurance premiums payable under any such policy or binder, or (ii) otherwise will materially increase the insurance premiums payable under such policy or binder.

     Section 3.14 Real Property Owned or Leased. Section 3.14 of the Disclosure Schedule sets forth a complete and accurate list or description of all real property (including a general description of fixtures located at such property and specific identification of any such fixtures not owned by SGI) which SGI owns or leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease, and any title insurance or guarantee policies with respect thereto, specifying in the case of leases, the name of the lessor,licensor or other grantor, the approximate dollar amounts paid or payable with respect thereto and a summary of the other terms thereof. True copies of all such leases for real property with aggregate annual rental payments (excluding payments to third parties on account of real estate taxes (or increases therein), insurance, operating costs, or common area expenses), individually in excess of Two Thousand Five Hundred Dollars ($2,500) (including all amendments thereof and modifications thereto) have been delivered to Buyer prior to the date hereof. No consent to the consummation of the transactions contemplated by this Agreement is required from the lessor of any such real property.

     Section 3.15.  Fixed Assets; Leased Assets.

          (a) Section 3.15 of the Disclosure Schedule sets forth a complete and accurate list or description of all equipment, machinery and other items of tangible personal property which SGI owns or

     leases, has agreed (or has an option) to purchase, sell or lease, or may be obligated to purchase, sell or lease having a book value of Two Thousand Five Hundred Dollars ($2,500) or more or requiring annual rental payments in excess of Two Thousand Five Hundred Dollars ($2,500), specifying in the case of leases, the name of the lessor, licensor or other grantor, the description of the property covered thereby, the basic annual rental and other amounts paid or payable with respect thereto and a summary of other terms thereof. True copies of all leases for such assets with aggregate rental payments individually in excess of Two Thousand Five Hundred Dollars ($2,500) (including all amendments thereto and modifications thereof) have been delivered to Buyer prior to the date hereof.

          (b) No consent to the consummation of the transaction contemplated by this Agreement is required from the lessor, licensor or other grantor of any such tangible personal property.

     Section 3.16 Intangible Rights. Section 3.16 of the Disclosure Schedule lists (i) all patents, trademarks and trade names, trademark and trade name registrations, logos, service marks registrations, copyrights and copyright registrations, all applications pending on the date hereof for patent or for trademark, trade name, service marks or copyright registrations, and all other proprietary rights (collectively the "Intangible Rights") owned by SGI or used by SGI in connection with its business (specifying the nature of its rights therein), and (ii) all licenses granted by or to SGI and all other agreements to which SGI is a party which relate, in whole or in part, to any Intangible Rights mentioned in clause (i) above, whether owned by SGI or otherwise. SGI complied with all contractual obligations relating to the protection of such of the Intangible Rights used by SGI pursuant to licenses or other contracts. SGI has the right to use the Intangible Rights to provide, sell and produce the services and products provided, sold and produced by it, and to conduct its business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. All such Intangible Rights are valid, enforceable and in good standing and no claims have been asserted with respect to the use by SGI of any of the Intangible Rights or otherwise for patent, copyright or trademark infringement, and, to the Knowledge of SGI, no person is infringing on or violating the Intangible Rights or know-how used by SGI.

     Section 3.17. No Restrictive Covenants. SGI is not a party to any agreement, contract or covenant limiting the freedom of SGI from competing in any line of business or with any person or other entity in any geographic area.

     Section 3.18.  Books and Records.

          (a) The books of account and other financial records of SGI are in all material respects complete and correct, and have been maintained in accordance with good business practices.

          (b) The minute books of SGI, as previously made available to the Buyer and its counsel, contain accurate records of all meetings and accurately reflect all other material corporate action of the stockholders and directors and any committees of the Board of Directors of SGI.

          (c) Buyer has been or will be prior to the Closing Date afforded access to all such records referred to in subparagraphs (a) and (b) above.

     Section 3.19. Bank Accounts. Section 3.19 of the Disclosure Schedule contains a true and correct list of the names of each bank, savings and loan or other financial institution, in which SGI has an account, including cash contribution accounts, or safe deposit boxes, and the names of all persons authorized to draw thereon or to have access thereto.

     Section 3.20. Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of SGI, threatened, which would be likely to have a Material Adverse Effect on SGI; there is no reasonable basis known to SGI for any such action that may result in any such effect and that is probable of assertion; and SGI is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality which would be likely to have a Material Adverse Effect.

     Section 3.21.  Compliance with Laws.

          (a) SGI complies with, and has made all filings required pursuant to, all federal, state, municipal or local constitutional provisions, laws, ordinances, rules, regulations and orders in connection with the conduct of its business as now conducted.

          (b) SGI has all governmental licenses, permits and authorizations necessary for the conduct of its business as currently conducted (the "Permits"), and all such Permits are in full force and effect, and no violations exist in respect of any such Permits, and no proceeding is pending or, to the Knowledge of SGI, threatened, to revoke or limit any thereof.

          (c) There are no present or past Environmental Conditions in any way relating to the business of SGI. For purposes of this Agreement, "Environmental Condition" means (i) the introduction into the environment of any pollution, including without limitation any contaminant, irritant, or pollutant or other toxic or hazardous

     substance (whether or not such pollution constituted at the time thereof a violation of any federal, state or local law, ordinance or governmental rule or regulation) as a result of any spill, discharge, leak, emission, escape, injection, dumping or release of any kind whatsoever of any substance or exposure of any type in any work places or to any medium, including without limitation air, land, surface waters or ground waters, or from any generation, transportation, treatment, discharge, storage or disposal of waste materials, raw materials, hazardous materials, toxic materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances, as a result of which SGI has or may become liable to any Person or by reason of which any of the assets of SGI may suffer or be subjected to any lien, or (ii) any noncompliance with any federal, state or local environmental law, rule, regulation or order as a result of or in connection with any of the foregoing.

     Section 3.22 Disclosure. The Definitive SGI Information Materials will comply with the Securities Exchange Act in all material respects. The Definitive SGI Information Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that SGI makes no representation or warranty with respect to any information that Buyer will supply specifically for use in the Definitive SGI Information Materials.


                                ARTICLE IV

                  REPRESENTATION AND WARRANTIES OF BUYER

                            AND ACQUISITION SUB

     Each of Buyer and Acquisition Sub represents and warrants to SGI that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV.

     Section 4.1 Organization. Each of Buyer and Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Buyer and Acquisition Sub has delivered to SGI a true and correct copy of its respective Certificate of Incorporation and Bylaws.

     Section 4.2  Capitalization.

          (a) Buyer Capitalization. The entire authorized capital stock of Buyer consists of 50,000,000 VISTA Common Shares and 500,000 VISTA Preferred Shares, of which, as of February 7, 1996, 14,242,589 VISTA Common Shares are currently issued and outstanding and 8,799 VISTA Preferred Shares are currently issued and outstanding. The material rights, preferences, and other attributes of the classes of Preferred Stock of Buyer are described in Section 4.2 of the Disclosure Schedule. All of the Buyer Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. Except as described in Section 4.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, calls, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Buyer to issue, sell or otherwise cause to become outstanding any of its capital stock.

          (b) Acquisition Sub Capitalization. The entire authorized capital stock of Acquisition Sub consists of 5,000 shares of Common Stock, $.01 par value per share and 5,000 shares of Preferred Stock, $.01 par value per share, of which 2,500 shares of Common Stock are currently issued and outstanding (all held by VISTA) and no shares of Preferred Stock are currently issued and outstanding.

     Section 4.3 Authorization of Transaction. Each of Buyer and Acquisition Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of Buyer and Acquisition Sub, enforceable in accordance with its terms and conditions.

     Section 4.4 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Buyer or Acquisition Sub is subject or any provision of the charter or bylaws of either Buyer or Acquisition Sub or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Buyer or Acquisition Sub is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Minnesota Business Corporation Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and applicable state securities laws, neither Buyer nor Acquisition Sub is required to give any notice to, make

any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, file, or obtain any authorization, consent, or approval would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     Section 4.5 No Fees to Brokers or Affiliates. Neither Buyer nor Acquisition Sub has any liability or obligation to pay any fees, compensation or commissions to any broker, finder, agent or Affiliate with respect to the transactions contemplated by this Agreement for which SGI could become liable or obligated.

     Section 4.6 Financial Statements of Buyer. Prior to Closing Buyer will file an Annual Report (the "VISTA 1995 Annual Report") on Form 10-K for its fiscal year ended December 31, 1995. The financial statements included in or incorporated by reference into the VISTA 1995 Annual Report (including the related notes and schedules) will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, will present fairly the financial condition of Buyer and its Subsidiaries as of the indicated dates and the results of operations of Buyer and its Subsidiaries for the indicated periods, will be correct and complete in all respects, and will be consistent with the books and records of Buyer and its Subsidiaries. The Vista 1995 Annual Report will have complied with the Securities Exchange Act in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer will have delivered to SGI a correct and complete copy of the Vista 1995 Annual Report (together with all exhibits and schedules thereto) for inclusion in the Definitive SGI Information Materials.

     Section 4.7 Events Subsequent to December 31, 1995. Since December 31, 1995, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Buyer and its Subsidiaries taken as a whole.

     Section 4.8 Filings with the SEC. Since the effective date of its registration statement on Form SB-2 (Registration No. 33-73118-A) under the Securities Act, Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Buyer Public Reports"). Each of the Buyer Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Buyer Public Reports, as of their respective dates, contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 4.9 Corporate Power. Buyer and Acquisition Sub have full corporate power and authority to carry on the businesses in which they are engaged and to own and use the properties owned and used by them.

     Section 4.10 Undisclosed Liabilities. Buyer and Acquisition Sub do not have any liability (whether known or unknown, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes except for (i) liabilities set forth on the face of Buyer's audited balance sheet (the "Buyer Balance Sheet") dated as of December 31, 1995 and included in the financial statements (or in any notes thereto) and
(ii) liabilities which have arisen after December 31, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     Section 4.11 Liquidation. Buyer does not have any present intention to liquidate Acquisition Sub after the Closing.


                                 ARTICLE V

                                 COVENANTS

     The Parties agree as follows with respect to the period from and after the execution of this Agreement.

     Section 5.1 General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing Conditions set forth in Article VI below).

     Section 5.2 Notices and Consents. SGI will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in
Section 3.4 above.

     Section 5.3 Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 3.4 and 4.4 above. Without limiting the generality of the foregoing:

          (a) Securities Act, Securities Exchange Act, and State Securities Laws. SGI will prepare and file with the SEC a preliminary information statement under the Securities Exchange Act relating to the Special SGI Meeting. SGI will use its best efforts to respond to any comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. Buyer will provide SGI with whatever information and assistance in connection with the foregoing filings that SGI may request. Buyer will take all actions that may be

     necessary, proper, or advisable under applicable federal and state securities laws in connection with the issuance of the Buyer Shares in the Merger.

          (b) Minnesota Business Corporation Act. SGI will call a special meeting of its stockholders (the "Special SGI Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Minnesota Business Corporation Act. As soon as practicable, SGI will mail to its stockholders in accordance with the requirements of the Securities Exchange Act and the Minnesota Business Corporation Act, the Definitive SGI Information Materials. The Definitive SGI Information Materials will contain the affirmative recommendations of the Board of Directors of SGI in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

          (c) Hart-Scott-Rodino Act. Each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

          (d) Other. Each party will use its best efforts to cause the issuance of the Delaware Certificate of Merger and the Minnesota Certificate of Merger as soon as practicable.

     Section 5.4 Fairness Opinion. SGI will deliver to Buyer on or before the date the Proxy Statement is mailed to SGI Stockholders an opinion of Legg Mason Wood Walker Incorporated as to the fairness of the Merger to the SGI Stockholders from a financial point of view (the "Fairness Opinion") provided that the Fairness Opinion is acceptable to SGI, in its sole discretion, as set forth in Section 6.2(h).

     Section 5.5 Registration Rights Agreement. At the Closing, Buyer will enter into a Registration Rights Agreement with all recipients of Buyer Shares pursuant to the Merger substantially in the form attached hereto as Exhibit C.

     Section 5.6 Operation of Business. SGI will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

          (a) SGI will not authorize or effect any change in its Articles of Incorporation or Bylaws;

          (b) SGI will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

          (c) SGI will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business;

          (d) SGI will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

          (e) SGI will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

          (f) SGI will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

          (g) SGI will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (h)     SGI will not commit to any of the foregoing.

     Section 5.7 Full Access. SGI will permit representatives of Buyer to have full access, at reasonable times, and in a manner so as not to interfere with the normal business operations of SGI, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to SGI. Buyer will treat and hold as such any Confidential Information it receives from SGI in the course of the reviews contemplated by this Section 5.7, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to SGI all tangible embodiments (and all copies) thereof which are in its possession.

     Section 5.8 Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Articles III and IV above. No disclosure by any Party pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 5.9 Exclusivity. SGI will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating

to the acquisition of all or substantially all of the capital stock or assets of SGI (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that SGI and its directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. SGI shall notify Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Notwithstanding the foregoing, SGI may (1) furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements (which request is unsolicited after the date of the Agreement) and (2) negotiate and participate in discussions and negotiations with any such entity or group concerning an acquisition proposal (X) if such entity or group has submitted a bona fide written proposal to the Board of Directors of SGI and (Y) if in the opinion of the Board of Directors of SGI, after receipt of advice from outside legal counsel to SGI, the failure to engage in such discussions or negotiations would cause the board of directors to violate its fiduciary duties to the SGI Stockholders under applicable law. Subject to the following sentence, the Board of Directors of SGI shall not (1) withdraw or modify or propose to withdraw or modify in a manner adverse to Buyer the approval or recommendation by the Board of Directors of the Merger, (2) solicit, approve or recommend or propose to solicit, approve or recommend any acquisition proposal other than the Merger, or (3) approve or authorize SGI entering into any agreement with respect to any acquisition proposal other than the Merger. Notwithstanding the foregoing, in the event the Board of Directors of SGI receives an acquisition proposal that, based on the advice of outside counsel, the Board of Directors is required to consider in the exercise of its fiduciary obligations, the Board of Directors may withdraw or adversely modify its approval or recommendation of the Merger and approve or recommend any such proposal, approve or authorize SGI entering into an agreement with respect to such proposal, solicit additional proposals or terminate this Agreement.

     Section 5.10 Insurance and Indemnification. The Surviving Corporation will observe any indemnification provisions (which provisions shall be mandatory to the Surviving Corporation to the extent that they are currently discretionary) now existing in the Articles of Incorporation or Bylaws of SGI for the benefit of any individual who served as a director or officer of SGI at any time prior to the Effective Time.

     Section 5.11 Continuity of Business Enterprise.

          (a) Continuation of Business. Buyer will continue, or cause Acquisition Sub to continue, a historic business of SGI, or use, or cause to be used, a significant portion of SGI's historic business assets in a business, in a manner which satisfies the Continuity of Business Enterprise requirement of Treas. Reg. Section 1.368-1(d).

          (b) No Stock of Acquisition Sub. Acquisition Sub will not issue stock in connection with the Merger and Buyer will not cause Acquisition Sub to issue stock in connection with the Merger.

     Section 5.12 Repayment of Subordinated Debt and Issuance of VISTA Warrants to Debt Holders. Immediately following the Effective Time, Buyer will repay or cause the Surviving Corporation to repay in cash in full (including principal and interest) the subordinated debt of SGI, such repayment to be made to those holders (the "Subordinated Debt Holders") in those amounts listed on Exhibit D. Additionally, concurrently with such repayment, Buyer shall issue and deliver to the Subordinated Debt Holders (in return for such Subordinated Debt Holders' extending the maturity date of the debt instruments) VISTA Warrants in the form attached hereto as Exhibit E, each such Subordinated Debt Holder to receive a Warrant for the number of VISTA Common Shares listed on Exhibit D.

     Section 5.13 Downside Price Protection Agreement. At the Closing, Buyer will enter into a Downside Price Protection Agreement with respect to the future value of the Buyer Shares with all recipients of Buyer Shares pursuant to the Merger in the form attached hereto as Exhibit F.

     Section 5.14 Investment Representation and Sophisticated Investor Letter. SGI will use its best efforts to cause each SGI Stockholder who receives Buyer Shares pursuant to the Merger to execute an Investment Representation and Sophisticated Investor Letter in the form attached hereto as Exhibit G.

     Section 5.15 Employment Agreements. Immediately after the Closing, Buyer will cause the Surviving Corporation to enter into employment agreements with each of the parties listed on Exhibit H (the "SGI Executives"), said employment agreements to include the terms set forth in Exhibit H. The form and substance of such employment agreements and the related stock option agreements shall be mutually agreed to by Buyer and each applicable SGI Executive prior to the Closing; provided, however, that the entering into of such employment agreements and stock option agreements shall not be a condition precedent of Buyer, Acquisition Sub and/or SGI to consummate the transactions to be performed by them in connection with the Closing.

                                ARTICLE VI

                     CONDITIONS TO OBLIGATION TO CLOSE

     Section 6.1 Conditions to Obligation of Buyer and Acquisition Sub. The obligation of Buyer and Acquisition Sub to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have received the Requisite SGI Stockholder Approval;

          (b) SGI shall have procured all of the third party consents specified in Section 5.2 above;

          (c) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

          (d) SGI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (e) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Surviving Corporation to own the former assets and operate the former businesses of SGI;

          (f) SGI shall have delivered to Buyer and Acquisition Sub a certificate to the effect that each of the conditions specified above in Section 6.1(a)-(e) is satisfied in all respects;

          (g) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 3.4 and 4.4 above;

          (h) Buyer and Acquisition Sub shall have received from counsel to SGI an opinion in form and substance as set forth in
     Exhibit I attached hereto, addressed to Buyer, and dated as of the Closing Date;

          (i) Buyer and Acquisition Sub shall have received the resignations, effective as of the Closing, of each director and officer of SGI other than those whom Buyer shall have specified in writing at least five (5) business days prior to the Closing; and

          (j) all actions to be taken by SGI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer and Acquisition Sub.

     Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing.

     Section 6.2 Conditions to Obligation of SGI. The obligation of SGI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (a) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

          (b) Buyer and Acquisition Sub shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Surviving Corporation to own the former assets and operate the former businesses of SGI;

          (d) each of Buyer and Acquisition Sub shall have delivered to SGI a certificate to the effect that each of the conditions specified above in Section 6.2(a)-(c) is satisfied in all respects;

          (e) this Agreement and the Merger shall have received the Requisite SGI Stockholder Approval;

          (f) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3.4 and 4.4 above;

          (g) SGI shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to SGI, and dated as of the Closing Date;

          (h) SGI shall have received the Fairness Opinion from Legg Mason Wood Walker Incorporated, which shall be satisfactory to SGI in its sole discretion; and

          (i) all actions to be taken by Buyer and Acquisition Sub in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SGI.

     SGI may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.


                                ARTICLE VII

                                TERMINATION

     Section 7.1 Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its Board of Directors (whether before or after stockholder approval) as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

          (b) Buyer and Acquisition Sub may terminate this Agreement by giving written notice to SGI at any time prior to the Effective Time
     (i) in the event SGI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified SGI of this breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before May 31, 1996 by reason of the failure of any condition precedent under
     Section 6.1 hereof (unless the failure results primarily from Buyer and Acquisition Sub breaching any representation, warranty, or covenant contained in this Agreement);

          (c) SGI may terminate this Agreement by giving written notice to Buyer and Acquisition Sub at any time prior to the Effective Time
     (i) in the event Buyer or Acquisition Sub has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, SGI has notified Buyer and Acquisition Sub of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; (ii) if the Closing shall not have occurred on or before May 31, 1996, by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from SGI breaching any representation, warranty, or covenant contained in this Agreement); (iii) in the event a third party, including any group, shall have made a proposal regarding the acquisition of any of the capital stock of, or any other equity interest in, SGI, or a merger, consolidation or other business combination involving SGI, or a sale of all or (other than in the ordinary course of business) any substantial portion of the assets of SGI, or commenced a tender or exchange offer to acquire any SGI Shares (an "Offer"), which, in any such case, SGI's Board of Directors determines, after consultation with SGI's financial advisor, to be more favorable to SGI's shareholders than the transactions contemplated hereby and SGI's Board of Directors determines that it would be in accordance with their fiduciary duties, based upon the advice of its outside legal counsel, to accept the third party proposal; provided, however, that SGI shall not be permitted to terminate this Merger Agreement pursuant to this Section 7.1(c)(iii), unless it has provided Buyer and Acquisition Sub with prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Offer; provided, further, that SGI shall pay the fees set forth in Section 7.3 by wire transfer in same day funds prior to any termination pursuant to this Section 7.1(c)(iii).

          (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time prior to the Effective Time in the event the Fairness Opinion is withdrawn; or

          (e) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special SGI Meeting in the event this Agreement and the Merger fail to receive the Requisite SGI Stockholder Approval.

     Section 7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach including without limitation the provisions of Section 8.12); provided, however, that the confidentiality provisions contained in Section 5.7 above shall survive any such termination and Sections 7.3 shall survive any such termination.

     Section 7.3  Termination Fees.

          (a)     In the event SGI shall have terminated this Merger
     Agreement pursuant to Section 7.1(c)(iii), then SGI shall pay Buyer a termination fee of $310,000 payable in same day funds (which fee is inclusive of all of Buyer's and Acquisition Sub's out-of-pocket fees and expenses). If SGI fails to pay promptly the amount due pursuant to this
     Section 7.3(a), and, in order to obtain such payment, Buyer or Acquisition Sub commences a suit which results in a judgment against SGI for the fee set forth in this paragraph (a), SGI shall pay to Buyer or Acquisition Sub its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank, Atlanta, Georgia from the date such payment was required to be made.

          (b) In the event Buyer and Acquisition Sub terminate this Agreement or otherwise fail to consummate the Merger other than as a result of the failure of SGI to satisfy each of the conditions precedent contained in Section 6.1 hereof, then Buyer and Acquisition Sub, jointly, shall pay SGI a termination fee of $125,000 payable in same-day funds (which fee is exclusive of all of SGI's out-of-pocket fees and expenses described in Section 8.12 hereof). If Buyer and Acquisition Sub fail to promptly pay the amount due pursuant to this Section 7.3(b), and in order to obtain such payment, SGI commences a suit which results in a judgment against Buyer or Acquisition Sub for the fee set forth in this paragraph
     (b), Buyer and Acquisition Sub, jointly, shall pay to SGI its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of NationsBank, Atlanta, Georgia from the date such payment was required to be made.

     Section 7.4 Extension of Closing. Notwithstanding any provision to the contrary herein, this Agreement may not be terminated and the Closing will be extended beyond May 31, 1996, if the sole basis for the Closing not having occurred by that date is the failure to obtain regulatory consents, approvals or authorizations, provided that each Party hereto is diligently seeking such consents, approvals and/or authorizations.

                               ARTICLE VIII

                               MISCELLANEOUS

     Section 8.1 Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in Article II above concerning issuance of the Buyer Shares and payment of Cash Consideration, the provision in Article V above concerning indemnification and the provisions in Section 5.11 above concerning certain requirements for a tax-free reorganization) will survive the Effective Time.

     Section 8.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     Section 8.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that
(i) the provisions in Article II above concerning issuance of the Buyer Shares and the provisions in Section 5.11 above concerning certain requirements for a tax-free reorganization are intended for the benefit of SGI Major Stockholders, (ii) the provisions in Article II above concerning payment of the Cash Consideration are intended for the benefit of the SGI Minor Stockholders and (iii) the provisions in Section 5.10 above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

     Section 8.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 8.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 8.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.8 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to SGI:                    Copy to:
          Mr. Gary Olen               Ralph E. Heyman, Esq.
          411 Farwell Avenue          Chernesky, Heyman & Kress
          South St. Paul, MN 55075    Ten Courthouse Plaza, SW, Suite 1100
                                      Dayton, Ohio  45401

     If to Acquisition Sub:        Copy to:
          Mr. Arnold E. Johns         Steven A. Cunningham, Esq.
          Vista 2000, Inc.            Nelson Mullins Riley &
          11660 Alpharetta Hwy.         Scarborough, L.L.C.
          Suite 330                   1201 Peachtree St., Suite 2200
          Roswell, GA  30076          Atlanta, GA  30361

     If to the Buyer:              Copy to:
          Mr. Arnold E. Johns         Steven A. Cunningham, Esq.
          Vista 2000, Inc.            Nelson Mullins Riley &
          11660 Alpharetta Hwy.         Scarborough, L.L.C.
          Suite 330                   1201 Peachtree St., Suite 2200
          Roswell, GA  30076          Atlanta, GA  30361

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Section 8.10 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to any restrictions contained in the Delaware General Corporation Law or the Minnesota Business Corporation Act. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 8.12 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, in the event
          (a) any officer or employee of SGI should participate in an offer to purchase a majority of the outstanding shares of Common Stock of SGI or all or substantially all of its assets, which offer is accepted by the Board of Directors of SGI, Buyer shall be entitled to receive from SGI reimbursement for all actual reasonable out-of-pocket expenses incurred by VISTA, not to exceed $35,000.

          (b) SGI breaches a material term, representation, warranty, covenant or condition of this Agreement, Buyer shall be entitled to receive from SGI reimbursement for all actual reasonable out-of-pocket expenses incurred by Buyer or Acquisition Sub, including without limitation attorneys' fees, or

          (c) Buyer or Acquisition Sub breaches any material term, representation, warranty, covenant or condition of this Agreement, SGI shall be entitled to receive from Buyer and Acquisition Sub, jointly and severally, reimbursement for all actual reasonable out-of-pocket expenses incurred by SGI, including without limitation attorneys' fees and any fees and costs incurred by SGI with regard to the Fairness Opinion.

     Section 8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

     Section 8.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                              VISTA 2000, INC.


                              By:

                              Title:



                              VISTA ACQUISITION SUBSIDIARY, INC.


                              By:

                              Title:


                              THE SPORTSMAN'S GUIDE, INC.


                              By:

                              Title:








                               EXHIBIT LIST


A.   Articles of Merger to be Filed with the Minnesota Secretary of State

B.   Certificate of Merger to be Filed with the Delaware Secretary of State

C.   Registration Rights Agreement

D.   Subordinated Debt

E.   VISTA Warrant

F.   Downside Price Protection Agreement

G.   Investment Representation and Sophisticated Investor Letter

H.   Terms of Employment Agreements

I.   Form of SGI's Counsel's Legal Opinion

J.   Form of Buyer's Counsel's Legal Opinion

                           Exhibit A

                       ARTICLES OF MERGER
                               OF
                  THE SPORTSMAN'S GUIDE, INC.
                   (a Minnesota Corporation)
                         WITH AND INTO
               VISTA ACQUISITION SUBSIDIARY, INC.
                    (a Delaware Corporation)


To the Secretary of State
State of Minnesota

     Pursuant to the provisions of the Minnesota Business
Corporation Act governing the merger of a domestic corporation for profit into a foreign corporation for profit, the corporations hereinafter named do hereby adopt the following
Articles of Merger:

     1. The names of the merging corporations are The Sportsman's Guide, Inc., which is a corporation for profit organized under the laws of the State of Minnesota, and which is subject to the provisions of the Minnesota Business Corporation Act, and Vista Acquisition Subsidiary, Inc., which is a corporation for profit organized under the laws of the State of Delaware.

     2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging The Sportsman's Guide, Inc. with and into Vista Acquisition Subsidiary, Inc. as set forth in a resolution approved by the affirmative vote of at least a majority of the Board of Directors of The Sportsman's Guide, Inc.

     3. The Agreement and Plan of Merger has been approved by The Sportsman's Guide, Inc. pursuant to Chapter 302A of the
Minnesota Business Corporation Act.

     4. The laws of the jurisdiction of organization of Vista Acquisition Subsidiary, Inc. permit the merger of a corporation for profit of another jurisdiction with and into a corporation for profit of the jurisdiction of organization of Vista Acquisition Subsidiary, Inc. and the merger of The Sportsman's Guide, Inc. with and into Vista Acquisition Subsidiary, Inc. is in compliance with and has been approved pursuant to the laws of the jurisdiction of organization of Vista Acquisition Subsidiary, Inc.

     5. Vista Acquisition Subsidiary, Inc. will continue its existence as the surviving corporation under the name The
Sportsman's Guide, Inc. pursuant to the provisions of the jurisdiction of its organization.

     6. Vista Acquisition Subsidiary, Inc. does hereby agree that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of The Sportsman's Guide, Inc. and Vista Acquisition Subsidiary, Inc. and in a proceeding for the enforcement of the rights of a dissenting shareholder of The Sportsman's Guide, Inc. and Vista Acquisition Subsidiary, Inc. against Vista Acquisition Subsidiary, Inc.; does hereby irrevocably appoint the Secretary of State of the State of Minnesota as its agent to accept service of process in any proceeding; and does hereby agree that it will promptly pay to the dissenting shareholders of The Sportsman's Guide, Inc. and Vista Acquisition Subsidiary, Inc. the amount, if any, to which they are entitled under the provisions of Section 302A.473 of the Minnesota Business Corporation Act with respect to the rights of dissenting shareholders.

     7.   The address to which process may be forwarded is The
Sportsman's Guide, Inc., 411 Farwell Avenue, South St. Paul, MN
55075.

I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in Section
609.48 as if I had signed this document under oath.

Executed on ______________, 1996.

                                     THE SPORTSMAN'S GUIDE, INC.


                                     By:
                                     Its:


I certify that I am authorized to execute this document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in Section
609.48 as if I had signed this document under oath.

Executed on ______________, 1996.

                                     VISTA ACQUISITION SUBSIDIARY, INC.


                                     By:
                                     Its:



                           Exhibit B

                     CERTIFICATE OF MERGER
                               OF
                  THE SPORTSMAN'S GUIDE, INC.
                   (a Minnesota corporation)
                              AND
               VISTA ACQUISITION SUBSIDIARY, INC.
                    (a Delaware corporation)


It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i)     The Sportsman's Guide, Inc., which is
                  incorporated under the laws of the State of Minnesota; and

          (ii) Vista Acquisition Subsidiary, Inc., which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by The Sportsman's Guide, Inc. in accordance with the laws of the State of its incorporation and by Vista Acquisition Subsidiary, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Vista Acquisition Subsidiary, Inc., which will continue its existence as said surviving corporation under the name The Sportsman's Guide, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of Vista Acquisition Subsidiary, Inc. is to be amended and changed by reason of the merger herein certified by striking out Article One thereof relating to the name of said surviving corporation, and by substituting in lieu the following article:

                          "ARTICLE ONE
                              Name

     The name of the corporation is THE SPORTSMAN'S GUIDE, INC. (the "Corporation")."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                  The Sportsman's Guide, Inc.
                  411 Farwell Avenue
                  South St. Paul, MN  55075

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

     7.   The authorized capital stock of The Sportsman's Guide,
Inc. consists of 36,800,000 shares of common stock, par value
$.01 per share, 200,000 shares of preferred stock, par value $.01 per share, and 3,000,000 undesignated shares.




Dated:  April ____, 1996.          THE SPORTSMAN'S GUIDE, INC.


                                   By:___________________________

                                   Title:________________________


Dated:  April ____, 1996.          VISTA ACQUISITION SUBSIDIARY,
                                   INC.


                                   By:__________________________

                                   Title:_______________________



                            Exhibit C

                  REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") dated as of the ___ day of ____________, 1996, is by and among VISTA 2000,
INC., a Delaware corporation (the "Company"), and the "EXECUTING STOCKHOLDERS" identified by their execution of this Agreement (the "Executing Stockholders").

                           WITNESSETH:

     WHEREAS, the Executing Stockholders are acquiring an aggregate of ________ shares of Common Stock, $.01 par value per share, of the Company pursuant to the terms of an Agreement and Plan of Merger by and among The Sportsman's Guide, Inc., the Company and Vista Acquisition Subsidiary, Inc. dated March 8, 1996 (the "Merger Agreement");

     WHEREAS, it is a condition to certain of the obligations of the Company under the Merger Agreement that this Agreement be executed by the parties hereto, and the parties hereto are willing to execute this Agreement and to be bound by the provisions hereof;

     WHEREAS, the Executing Stockholders and the Company desire to make certain other mutual promises for their mutual benefit and the benefit of the Company, as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained and other valuable consideration, the sufficiency of which is hereby acknowledged, the Executing Stockholders and the Company, each with the other, do hereby agree as follows:

                            ARTICLE I

                           DEFINITIONS

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Common Stock" means the Common Stock, $0.01 par value per share, of the Company, which is authorized by the Company's
Certificate of Incorporation, as amended, on the date hereof.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities
Act.

     "Person" means any natural person or any corporation, partnership, trust or other legal entity.

     "Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction on an underwritten basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and such underwriters.

     The terms "register," "registered," and "registration" refer to a registration effected by preparing and the filing of a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Stockholders" means the Executing Stockholders as of the date of this Agreement and their direct and successive transferees.

                            ARTICLE II

                      PIGGYBACK REGISTRATION

     2.1 Piggyback. If at any time or from time to time after the date hereof, the Company decides to register any of its Common Stock in any Public Offering for its own account (but not including an offering that is registered on Commission Forms S-4 or S-8 or another form not available for registering the Common Stock for sale by the Company), then the Company will:

     (a) promptly give to each Stockholder written notice thereof (which shall include, to the extent available, a list of the jurisdictions in which the Company intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws); and

     (b) use its commercially reasonable best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Public Offering involved therein, all the Common Stock specified in any written request or requests by any Stockholder or Stockholders received by the Company within thirty (30) days after such written notice is given.

     2.2  Underwriting.

     (a) The right of any Stockholder to registration pursuant to Section 2.1 shall be conditioned upon such Stockholder's participation in the Public Offering and the inclusion of such Stockholder's Common Stock in the Public Offering to the extent provided herein. All Stockholders proposing to distribute their

securities through such Public Offering (together with the Company and the other Stockholders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Public Offering by the Company (such underwriters to be reasonably acceptable to Stockholders holding a majority of the shares of Common Stock to be included in such registration).

     (b) Notwithstanding any other provisions of this Article II, if the managing underwriter or underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the underwriter and the Company may limit the Common Stock to be included in any registration and Public Offering. In such event, the Company shall so advise all Stockholders who requested sale of their securities through such Public Offering, and the number of shares of Common Stock that may be included in the registration and Public Offering shall be allocated among all Stockholders in proportion, as nearly as practicable, to the respective amounts of Common Stock that were proposed to be sold by such Stockholders. No Common Stock excluded from the Public Offering by reason of the managing underwriter or underwriters' marketing limitation shall be included in such registration. If any Stockholder disapproves of the terms of the Public Offering, such Stockholder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Common Stock so withdrawn also shall be withdrawn from registration; provided, however, that, if by the withdrawal of such Common Stock a greater number of shares of Common Stock held by other Stockholders may, in the opinion of the managing underwriter or underwriters, be included in such registration (subject to any limitation imposed by the underwriters), then the Company shall offer to all Stockholders who have included Common Stock in the registration the right to include additional shares in the same proportion used in effecting the limitation referred to above in this Section 2.2.

     2.3 Termination of Registration by the Company. Notwithstanding any other provision of this Agreement, at any time before or after the filing of a registration statement that is subject to this Article II, the Company may, in its sole discretion, abandon or terminate such registration without the consent of any Stockholder.

     2.4 Limitations on Rights. The Company shall not be required to include Common Stock in securities covered by a registration statement on any Commission form which limits the amount of securities which may be registered by the issuer and/or selling security holders if and to the extent that such inclusion would make the use of such form unavailable, so long as no other shares are to be included in such securities for the account of any Person other than the Company.

     2.5  Prohibition on Selling Stock During Public Offering.
In the event that there is a firm commitment underwritten offering of securities of the Company pursuant to a registration statement covering Common Stock and a Stockholder does not elect to sell his or its Common Stock to the underwriters of the Company's securities in connection with such offering, such holder shall refrain from selling such Common Stock so registered during the period of distribution of the Company's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that unless the managing underwriter or underwriters shall determine that to do so would be detrimental to such offering, such holder shall, in any event, be entitled to sell his or its Common Stock commencing on the 90th day after the effective date of such registration statement.

                           ARTICLE III

          GENERAL REGISTRATION PROCEDURES AND PROVISIONS

     3.1 Registration Expenses. All expenses of any registrations permitted pursuant to this Agreement and of all other offerings by the Company (including, but not limited to, any qualifications under blue sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with registration, of supplying prospectuses, offering circulars or other documents and the reasonable fees and disbursements of one special counsel retained by a majority in interest of the Stockholders, but excluding underwriting discounts and selling commissions applicable to the sale of the Common Stock) will be paid by the Company except that, after the Company shall have satisfied or be deemed to have satisfied its obligations to register Common Stock pursuant to Section 2.1 hereof as to one
(1) Public Offering provided that any shares of Common Stock which any Stockholder requests to be registered pursuant to
Section 2.1 is not and has not been limited pursuant to Section 2.4, all registration expenses incurred in connection with any additional registration statement filed pursuant to this Agreement shall be paid by the sellers (including the Company if it shall be a seller) in proportion to the number of shares of Common Stock being sold by each.

     3.2 Registration Procedures. In the case of such registration, qualification or compliance effected by the Company pursuant to this Agreement in which any Stockholder's Common
Stock is included, the Company will:

     (a) prepare and file with the Commission a registration statement with respect to the Common Stock, and use its commercially reasonable best efforts to cause such registration

statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Common Stock, not to exceed nine (9) months;

     (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Common Stock, not to exceed nine (9) months;

     (c) furnish to the Stockholders participating in such registration and to the underwriters of Common Stock being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Common Stock;

     (d) use its commercially reasonable best efforts to register or qualify the Common Stock covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Stockholders may reasonably request in writing within twenty (20) days following the original filing of such registration statement; provided, however, that in the case of a Public Offering, the managing underwriter or underwriters shall advise the Company with respect to blue sky qualification and related matters;

     (e) notify counsel for the Stockholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

     (f) notify counsel for such Stockholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

     (g) prepare and file with the Commission, promptly upon the request of any Stockholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Stockholders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock other than an amendment or supplement required solely as a result of a change by such Stockholder in the method of distribution of the Common Stock;

     (h) prepare and promptly file with the Commission and promptly notify counsel for such Stockholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or

omissions if, at the time when a prospectus relating to such Common Stock is required to be delivered under the Securities Act, any event other than a change in the method of distribution of the Common Stock selected by a Stockholder shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

     (i) not file any amendment or supplement to such registration statement or prospectus if, in the opinion of counsel for such Stockholders, such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy substantially in the form thereof at least two business days prior to the filing thereof; provided, however, that if in the opinion of counsel for the Company, the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable law, the Company may make such filing.

     3.3 Related Registration Matters. The Company will use its commercially reasonable best efforts to enter into an underwriting agreement in connection with any registration subject to the provisions of this Agreement in which any Stockholder's Common Stock is included, which agreement shall contain such terms, provisions and agreements which are customary and appropriate for such registration. In connection with any Public Offering in which any Stockholder's Common Stock is included, to the extent not provided in the underwriting agreement related to such offering, the Company shall use its commercially reasonable best efforts to:

     (a) List the shares of Common Stock included in such offering on any national securities exchange on which the Common
Stock is approved for listing;

     (b) Engage a bank or other company to act as transfer agent and registrar for the Common Stock, unless the Company has already engaged a transfer agent and registrar;

     (c) Cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of the Company; and

     (d) As soon as practicable after the effective date of the registration statement, and, in any event, within sixteen (16) months thereafter, make "generally available to its securities holders" (within the meaning of Rule 158 under the Securities
Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of

at least twelve (12) consecutive months beginning after the effective date of the registration statement.

     3.4  Indemnification and Contribution.

     (a) In the case of each registration effected by the Company pursuant to this Agreement in which any Stockholder's Common Stock is included, the Company agrees to indemnify and hold harmless such Stockholder each underwriter of the shares of Common Stock so registered and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Company, and to reimburse them for any reasonable legal or other reasonable expenses incurred by them in connection with the investigation of any claims and defense of any actions (subject to subsection (c) of this Section 3.4), insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon: any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or in any blue sky application, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that, notwithstanding the foregoing, the Company may agree to indemnify each such underwriter and person who so controls such underwriter to such other extent as the Company and such underwriter shall agree; and provided further, however, that the indemnification agreement contained in this subsection (a) shall not (i) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by a Stockholder or such underwriter claiming rights of indemnification pursuant to this
Section 3.4 for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto; (ii) inure to the benefit of any underwriter (or to the benefit of any person controlling such underwriter) from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the securities which are the subject thereof, if such underwriter failed to send or give a copy of the final prospectus, as then amended or supplemented, to such person and if the untrue statement or omission alleged had been corrected in such final prospectus; or (iii) inure to the benefit of any person to the extent such person's claim for indemnification hereunder arises out of or is based on any violation of such person of applicable law.
     (b) In the case of each registration effected by the Company pursuant to this Agreement in which any Stockholder's Common Stock is included, such Stockholder shall be obligated, and shall cause each underwriter of the shares of Common Stock to be registered on behalf of such person (each Stockholder and such underwriters being referred to severally in this subsection (b) as the "indemnifying person") to be obligated, in the same manner and to the same extent as set forth in subsection (a) of this
Section 3.4, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, its directors and officers, with respect to any statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereof or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such indemnifying person for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that the liability of each Stockholder hereunder shall be limited to the proceeds received by each Stockholder from the sale of Common Stock covered by such registration statement, amendment, supplement, prospectus or blue sky application, as the case may be.

     (c)  Each person to be indemnified pursuant to this Section
3.4 will, promptly after its receipt of written notice of the commencement of any action against such indemnified person in respect of which indemnity may be sought from an indemnifying person under this Section 3.4, notify the indemnifying person in writing of the commencement thereof. The omission of any indemnified person so to notify an indemnifying person of the commencement of any such action shall relieve the indemnifying person from any liability in respect of such action which it may have to such indemnified person on account of the indemnity agreement contained in this Section 3.4 to the extent the indemnifying person is prejudiced thereby, but shall not relieve the indemnifying person from any other liability which it may have to such indemnified person. If any such action shall be brought against any indemnified person and it shall notify an indemnifying person of the commencement thereof, the indemnifying person shall be entitled to participate therein and, to the extent it may desire, jointly with any other indemnifying persons similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified person, and after notice from the indemnifying person to such indemnified person of its election so to assume the defense thereof, the indemnifying person will not be liable to such indemnified person under this
Section 3.4 for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof other than reasonable costs of investigation unless (i) the

indemnified party shall have employed counsel in an action in which the indemnified party and indemnifying party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (ii) the indemnifying party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the indemnified party to represent the indemnified party within reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     The undertaking contained in this Section 3.4 shall be in addition to any liabilities which the indemnifying person may have pursuant to law.

     3.5 Information by Stockholders. Each Stockholder requesting to be included in any registration shall furnish to the Company such information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     3.6 Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the Commission which may permit the sale of the Common Stock to the public without registration, the Company agrees to:

     (a) Commission Reports. File with the Commission in a timely manner all reports and other documents required of the Company so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act); and

     (b) Other Information. Furnish to each Stockholder forthwith upon its request (i) a written statement by the Company as to the Company's compliance with the public information requirements of Commission Rule 144 (at any time after 90 days after the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing any Stockholder of any rule or regulation of the Commission permitting the sale of any such securities without registration.

     3.7 Notice Requirements. Any notice from a holder of Common Stock requesting registration of some or all of such Common Stock pursuant to Article II hereof shall (i) specify the number of shares of Common Stock intended to be included in such registration; (ii) describe the nature and method of the proposed offering and sale; (iii) include an undertaking to provide all information and materials concerning such holder and the method

of distribution and to take any other actions reasonably requested by the Company to enable the Company to comply with the Securities Act, any state securities law and/or the applicable requirements of the Commission or any state securities commissioner or similar agency or official; and (iv) if such holder is not a party to this Agreement, include such holder's agreement to be bound by the provisions of this Agreement applicable to holders of Common Stock.


                            ARTICLE IV

                          MISCELLANEOUS

     4.1 Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement shall be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     4.2 Effect of Sale. Any Stockholder who sells all of his Common Stock pursuant to the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights or obligations hereunder.

     4.3 Amendment. This Agreement may be amended from time to time by an instrument in writing signed by all Persons who are parties to this Agreement.

     4.4 Notices. Any notice, request, reply instruction or other communication (herein severally and collectively called "notice") in this Agreement provided or permitted to be given to the Company or to any Stockholder must be given in writing and may be given or served by depositing the same in the United States mail, in certified or registered form postage fully prepaid, addressed to the party or parties to be notified, with return postage fully requested, or by delivering the same in person to such party or parties. Notice deposited in the United States mail, mailed in the manner hereinabove described, shall be effective upon deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purpose of notice hereunder, until notice is given of a change of address, the address of the Company shall be 11660 Alpharetta Highway, Suite 330, Roswell, Georgia 30076, and the respective addresses of the Executing Stockholders shall be the addresses hereinafter set forth in Schedule A hereto.

     4.5 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Delaware.

     4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the parties contained in this Agreement and their respective heirs, executors, distributees, successors
(including successors by merger) and permitted assigns.

     4.7 Invalid Provisions. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement and the parties hereby agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     4.8 Section Headings. The section and paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement.

     4.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.

     4.10 Adjustments. In the event the Company shall declare a stock split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, shares of Common Stock such shares shall be subject to this Agreement and the provisions of this Agreement providing for calculations based on the number of shares of Common Stock shall include the shares issued in respect of the Common Stock.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed by its duly authorized officers and the Executing Stockholders have caused this Agreement to be executed by the appropriate authorized person, as of the day and year first above written.

                              VISTA 2000, INC.


                              By:________________________________
                              Name:  ____________________________
                              Title: ____________________________


                              EXECUTING SHAREHOLDERS:


                              __________________________________

                              __________________________________

                              __________________________________

                              __________________________________
                            SCHEDULE A

                            Exhibit D

                        SUBORDINATED DEBT

                         Principal     $12           $14
Holder                   Amount*       Warrant       Warrant

Leonard M. Paletz       180,094.76      7,914         7,914
Frederick J. Kroger     723,333.50     31,786        31,786
Mark F. Kroger           31,666.50      1,393         1,393
Susan M. Mills           78,400.00      3,446         3,446
Christopher S. Mills      1,600.00         70            70
Frederic Mayerson        78,334.00      3,442         3,442
Philip H. Steiner        55,833.00      2,454         2,454
Richard Steiner          55,833.00      2,454         2,454
Vincent W. Shiel,
   Trustee, Amended
   Trust dated 1/18/89  752,740.00     33,079        33,079
Ralph E. Heyman,
   Trustee, V.W. Shiel
   Trust dated 4/8/88
   f/b/o Sarah Louise
   Patterson              7,270.00        319           319
Helen M. Shiel,
   Trustee, Amended
   Trust dated 1/23/89  233,333.50     10,253        10,253
Ralph E. Heyman,
   Trustee, Helen M.
   Shiel Retained
   Income Trust
   dated 1/23/89        175,000.00      7,690         7,690
Lowell E. Mills          25,000.00      1,099         1,099
V.P. Serodino           100,000.00      4,394         4,394
John P. Flege, Jr.      100,000.00      4,394         4,394
Ruth J. Conway          300,000.00     13,183        13,183
Ralph E. Heyman,
   Trustee, Cap Toy
   Trust dated 9/1/92   125,000.00      5,493         5,493
Ralph E. Heyman,
   Trustee, V.W. Shiel
   Trust dated 9/1/92   200,000.00      8,789         8,789
Ralph E. Heyman,
   Trustee, V.W. Shiel
   Trust #3 dated
   12/1/92 f/b/o
   Wm. Buford, III       20,000.00        879           879
Ralph E. Heyman,
   Trustee, V.W. Shiel
   Trust dated
   4/8/88 f/b/o
   Andrew V. Shiel       19,990.00        878           878

Ralph E. Heyman,
   Trustee, Mr. Shiel
   Trust dated
   4/8/88 f/b/o
   Hunter G. Patterson   20,000.00        879           879
Ralph E. Heyman,
   Trustee, H.M. Shiel
   Trust dated
   4/8/88 f/b/o
   Austin D. Patterson   10,000.00        439           439
Ralph E. Heyman,
   Trustee, V.W. Shiel
   Trust dated
   12/1/92 f/b/o
   Deryl L. Patterson    20,000.00        879           879
S. Andrew Shiel         100,000.00      4,394         4,394
                     -------------    -------       -------
     TOTAL           $3,413,428.26    150,000       150,000



[FN]

*Accumulated interest will be determined and paid as of the date determined as set forth in Section 5.12.


                           Exhibit E

                        WARRANT AGREEMENT
     This Agreement (the "Agreement") dated __________, 1996, by Vista 2000, Inc., a Delaware corporation (the "Company"), for the benefit of those persons who are subordinated debt holders listed on Schedule I hereto (the "Holders") of The Sportsman's Guide, Inc., a Minnesota corporation ("SGI").

                           WITNESSETH:

     WHEREAS, the Company, Vista Acquisition Subsidiary, Inc. and
SGI have entered into an Agreement and Plan of Merger (the
"Merger") dated March 8, 1996 which requires all of the outstanding common and preferred stock of SGI to be exchanged for common stock of the Company and cash; and

     WHEREAS, as a condition to the Merger, the Company has agreed to retire the outstanding subordinated debt to the Holders and to grant to the Holders warrants to purchase common stock of the Company (the "Warrants") in consideration of the Holders' agreement with SGI to extend the maturity date of the debt instrument until the consummation of the Merger; and

     WHEREAS, the Company desires to provide for the issuance of certificates representing the Warrants; and

     WHEREAS, the Company desires to act as the Warrant Agent in connection with the issuance, registration, transfer and exchange of certificates and the exercise of the Warrants;

     NOW, THEREFORE, in consideration of the above and foregoing premises and the mutual promises and agreements hereinafter set forth, it is agreed that:

     1. Warrant Certificates. Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the certificate shall be registered on the books maintained by the Company to purchase one
(1) share, or such other number of shares as may be designated in such Warrant, of Common Stock of the Company, $.01 par value ("Common Stock") on exercise thereof. The Company shall issue to the Registered Holders Warrants to purchase 300,000 shares of Common Stock, which shall be allocated pursuant to Schedule 1 hereto. Warrant certificates shall be executed by the Company's President and attested to by its Secretary. The Warrant certificates shall be distributed to the Registered Holder thereof within 30 days following the effective date of the Merger. Subject to the provisions of Sections 3, 5 and 9 hereof, the Company shall deliver Warrant certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 7 hereof, no Warrant certificates shall be issued except (i) certificates initially issued hereunder, (ii) certificates issued on or after the initial issuance date upon the exercise of any Warrant to evidence the unexercised Warrants held by the exercising Registered Holder and (iii) certificates issued after the initial issuance date upon any permitted transfer or exchange of certificates.

     2. Form and Execution of Certificates. The Warrant certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed certificates. The form of the Warrant certificate is attached hereto as Exhibit A. Each Warrant certificate shall be numbered serially. The Warrant certificates shall be manually signed on behalf of the Company by proper officers thereof and shall not be valid for any purpose unless so signed. In the event any officer of the Company who executed Warrant certificates shall cease to be an officer of the Company such certificates may be issued and delivered by the Company or transferred by Registered Holders with the same force and effect as though the person who signed such certificate had not ceased to be an officer of the Company, and any certificate signed on behalf of the Company by any person who at the actual date of the execution of such certificate was a proper officer of the Company shall be proper.

     3. Exercise. Subject to the provisions of Sections 5 and 9 hereof, the Warrants to be issued hereunder shall be exercisable at a price of $12.00 per share for 150,000 shares and $14.00 per share for the remaining 150,000 shares (the "Exercise Price") subject to adjustment as set forth herein, in whole or in part at any time during the period (the "Warrant Exercise Period") commencing on the effective date of the Merger (the "Warrant Exercise Date") and ending on the fifth anniversary date of the Merger (the "Warrant Expiration Date"). Warrants shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the certificate evidencing the Warrants being exercised. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Company at its corporate offices located at 11660 Alpharetta Hwy., Suite 330, Roswell, Georgia 30076, or at any such other office or agency as the Company may designate, in cash or by official bank or certified check, in an amount equal to the aggregated Exercise Price and in lawful money of the United States of America.

     The person entitled to receive the number of shares of Common Stock deliverable on exercise of the Warrant (the "Warrant Shares") shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip therefor. Within ten days after the Exercise Date and in any event prior to the Warrant Expiration Date (the "Issuance Date"), the Company at its sole


expense shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Registered Holder for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant. All shares of Common Stock or other securities delivered upon the exercise of the Warrants shall be validly issued, fully paid and nonassessable. The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of shareholders of the Company or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants prior to the record date fixed by the Board of Directors for the determination of holders of Common Stock entitled to such dividends or other rights.

     4.   Registration Rights.

     (a)  (1)     If the Company at any time elects or proposes
to register any of its shares of Common Stock (the "Registration Shares") under the Securities Act of 1933, as amended, (the "Securities Act") on Forms S-1, S-2, S-3, or any other Form for the registration of securities to be sold solely for cash in effect at such time (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to which shares of Common Stock owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice") to each of the Registered Holders of its intention to register the Registration Shares.

          (2) Within thirty (30) days after the Registration Notice shall have been given to a Registered Holder, the Registered Holder may give written notice to the Company (the "Holder Notice"), accompanied by the Warrant Certificate together with a duly executed purchase form and payment of the Exercise Price for the Shares in accordance with Section 3 hereof stating the number of shares to be registered and any states in which the Registered Holder wishes to register the Shares.

          (3) The Company shall use its commercially reasonable best efforts to register the shares under the Securities Act and the securities laws of the states ( the "State Acts") designated by the Registered Holder in the Holder Notice. The Company shall have the right to withdraw and discontinue registration of the Shares at any time prior to the effective date of such Registration Statement if the registration of the Registration Shares is withdrawn or discontinued.

     (b) If the offering of the Registration Shares by the Company is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the

Company in writing that the inclusion in such Registration Statement of all of the shares, together with the shares of the other persons who have exercised their right to include their shares in the Registration Statement (collectively referred to as the "Aggregate Shares"), would adversely affect the marketability of the offering of the Registration Shares, then the Registered Holder and such other holders shall be entitled to register the portion of such number of Aggregate Shares as the managing underwriter determines may be included without such adverse effects (collectively, "Aggregate Underwriter Shares"). The number of shares which the Registered Holder shall be entitled to register shall be equal to the number of Aggregate Underwriter Shares multiplied by a fraction, the numerator of which is the number of Shares and the denominator of which is the number of Aggregate Shares.

     (c) The Company shall bear all costs and expenses of registration of the Registration Shares.

     (d) It shall be a condition precedent to the Company's obligation to register any Shares pursuant to this Section 4 that the Registered Holder shall provide the Company with all information and documents, and shall execute, acknowledge, seal and deliver all documents reasonably necessary, to enable the Company to comply with the Securities Act, the State Acts, and all applicable laws, rules and regulations of the SEC or of any state securities law authorities.

     (e) The Registered Holder shall indemnify and hold harmless the Company, each of its directors and officers who has signed the Registration Statement, each person, if any, who is a controlling person of the Company and any underwriter and its controlling persons, if any, from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the Securities Act, under any State Act or at common law or otherwise insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registered Holder in connection therewith; provided, however, that the liability of each Holder hereunder shall be limited to proceeds received by each Registered Holder from the sale of Shares covered by such Registration Statement or prospectus.

     (f) The Company shall indemnify and hold harmless each Registered Holder and any underwriter and its controlling


persons, if any, from and against any and all Liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any State Act or at common law or otherwise insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by such Registered Holder or underwriter (as applicable) in connection therewith.

     5. Reservation of Shares and Payment of Taxes. The Company covenants that it shall at all times reserve and have available from its authorized and unissued Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares shall be duly and validly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issuance thereof. No Warrants may be exercised, nor may Warrant Shares be issued or delivered by the Company, unless on the Exercise Date (i) there is an effective registration statement covering the issuance of the securities being acquired under the Securities Act and applicable "Blue Sky" statutes or (ii) an exemption is available from registration thereunder. The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant certificate, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of any such taxes, charges, or transfer fees incident thereto.

     6. Registration of Transfer. Warrant certificates may be transferred in whole or in part. Certificates to be exchanged shall be surrendered to the Company at the office of the Company. The Company shall execute, issue and deliver in exchange therefor the Warrant certificate or certificates which the holder making the transfer shall be entitled to receive. The Warrant Agent shall keep the transfer books of the Company which shall register certificates and the transfer thereof. On due presentment for registration of transfer of any certificate at the office of the Company as Warrant Agent, the Company shall execute, issue and deliver to the transferee or transferees a new certificate or certificates representing an equal aggregate number of securities. All certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company. The established transfer

fee for any registration of transfer of certificates shall be paid by the Registered Holder or the person presenting the certificate for transfer. Prior to due presentment for registration or transfer thereof, the Company may treat the Registered Holder of any certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone and the parties hereto shall not be affected by any notice to the contrary).

     7. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant certificate, the Company shall execute and deliver in lieu thereof a new certificate representing an equal number of Warrants. In the case of loss, theft or destruction of any certificate, the individual requesting reissuance of a new certificate shall be required to indemnify the Company and also to post an open-penalty insurance or indemnity bond. In the event a certificate is mutilated, such certificate shall be surrendered and canceled by the Company prior to delivery of a new certificate. Applicants for a new certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     8.   Redemption of Warrants.

     (a) At any time after the first anniversary date of the Merger, on not less than thirty (30) days notice, the Warrants may be redeemed, at the option of the Company, at a redemption price of $.05 per Warrant, provided the closing bid price for the Common Stock for any 20 consecutive trading days ending within 15 days of the date on which notice of redemption is given equals or exceeds $15.00 for the 150,000 Warrants with an Exercise Price of $12.00 per share and $17.00 for the 150,000 Warrants with an Exercise Price of $14.00 per share (the "Target Price"), subject to adjustment as set forth in Section 8(f) below. All Warrants having the same Exercise Price must be redeemed if any such Warrants are redeemed.

     (b) In case the Company shall desire to exercise its right to redeem the Warrants, it shall request the Warrant Agent to mail a notice of redemption to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records of the Warrant Agent. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

     (c) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (Eastern time) on the business day immediately preceding the date fixed for redemption.

The date fixed for the redemption of the Warrants shall be the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a holder (1) to whom notice was not mailed or (2) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (Eastern time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

     (e) From and after the date specified for redemption, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the Redemption Price of each Warrant. From and after the date fixed for redemption and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

     (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionately adjusted by the ratio which the total number of shares of Common
Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

     9.   Protection Against Dilution.

     (a) Adjustment for Subdivisions, Combinations or Dividends. In the event the Company shall at any time or from time to time after the Issuance Date subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of the Warrants in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of each Warrant shall be changed to the number determined by dividing the then current exercise price by the exercise price as adjusted after the subdivision, combination or dividend payable in Common Stock.

     (b) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provisions shall be made so that each Warrant holder shall receive upon exercise of the Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which the Holder would have received had its Warrant been exercised into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the Holder of the Warrant.

     (c) Adjustment for Reclassification, Exchange and Substitution. If the Common Stock issuable upon the exercise of the Warrants is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 9), then and in any such event the holder shall have the right thereafter, upon exercise of the Warrant, to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, in an amount equal to the amount that the Holder would have been entitled to had the Holder exercised the Warrant immediately prior to such recapitalization, reclassification or other change, but only to the extent the Warrant is actually exercised, all subject to further adjustment as provided herein.

     (d) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of the Common Stock provided for elsewhere in this
Section 9) or merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person then, as part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of each Warrant shall thereafter be entitled to receive, upon exercise of each Warrant (and only to the extent such Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of the Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation, or sale.

     10. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant or any portion hereof. If more than one Warrant certificate (each such Warrant certificate representing a portion of this Warrant) shall be surrendered for exercise at one time by the same Holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares represented by the Warrant certificates surrendered. If any fractional interest in a share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the current market price of the shares on the business day next preceding the day of exercise.

     11. Notices. All notices, demands, elections, opinions or requests (however characterized or described) which are required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by telex, telegram, facsimile or cable to, in the case of the Company:

                  Vista 2000, Inc.
                  11660 Alpharetta Hwy., Suite 330
                  Roswell, Georgia 30076
                  Attention: Mr. Richard Smyth

and if to any Registered Holder at the address of such holder as set forth on the books maintained by or on behalf of the Company.

     12. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holders. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     13. Further Instruments. The parties hereto shall execute and deliver any and all such other instruments and take any and all such other actions as may be reasonably necessary to carry out the intention of this Agreement.

     14. Severability. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     15. Waiver. No delay or failure on the part of any party in the exercise of any right or remedy arising from a breach of

this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement.

     16. Relevant Markets. For purposes of this Agreement, it is assumed that the Common Stock will be quoted on the National Association of Securities Dealers, Inc.'s Automated Quotation System, National Market System ("NASDAQ"); however, in the event the Common Stock is:

     (a) listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the price of the Common Stock to be determined during any applicable 20 day trading period shall be the last reported sales price of the Common Stock on such exchange, or

     (b) not quoted on NASDAQ or listed on any national securities exchange or admitted to unlisted trading privileges on either of the foregoing, the price of the Common Stock to be determined during any applicable 20 day trading period shall be the average of the high bid and the low asked prices as reported on the Bulletin Board maintained by the National Association of Securities Dealers, Inc., and if not quoted there, by reference to said prices as are reported on the "pink sheets" maintained by the National Daily Quotation Bureau, Inc.

     17. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. This Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                              VISTA 2000, INC.


                              By:____________________________
                                                  President


                           EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

          Warrant Certificate to Purchase Common Stock
                       of VISTA 2000, INC.

Warrant No. W-_____________    No. of Warrants:______________

     This certifies that, for value received and subject to the terms and conditions set forth herein, _______________________ or his registered assign (the "Warrant Holder") is the registered holder of ______ warrants.

     1. Exercise. Each warrant evidenced hereby ("Warrant(s)"), as it may be adjusted from time to time, may be exercised at a price of $__.00 to acquire one (1) share of the $.01 par value per share common stock (the "Common Stock") of Vista 2000, Inc. (the "Company"). (The Common Stock acquirable upon exercise hereof is referred to herein as the "Warrant Stock"). No fractional shares may be acquired upon exercise hereof.

     2. Term of Warrant. This Warrant may be exercised at any time and from time to time in whole or in part commencing on ____________ and ending on _______________ (the "Exercise
Period").

     3. Adjustment of Exercise Price. The number of shares of Common Stock purchasable upon exercise of this Warrant is subject to adjustment if the Company shall, prior to exercise of any Warrants, effect one or more stock splits, stock dividends or other increases or reductions in the number of shares of Common Stock outstanding in certain circumstances. No such anti-dilution provisions shall apply in the event of a merger, acquisition or consolidation should any of these events occur prior to the exercise of the Warrants, except as otherwise provided in the Warrant Agreement.

     4. Reservation of Common Stock. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrants upon the basis set forth herein shall at all times during the term of this Warrant be reserved for the exercise hereof.

     5. Manner of Exercise. Exercise may be made of all or any part of the Warrants by surrendering this certificate, with the purchase form to be provided by the Company, duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the exercise price therefor in cash at the office of the Company or its designated assign.

     6. Issuance of Common Stock upon Exercise. The Company, at its own expense, shall cause to be issued, within ten (10) days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrant Holder of the number of shares of Common Stock to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. Irrespective of the date of issuance and delivery of any shares of Common Stock upon the exercise of this Warrant, each person in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Common Stock acquired on the date on which a duly executed notice of exercise of this Warrant and payment for the number of shares exercised are received to the Company.

     7. Registration Rights. The Warrant Stock may be registered as described in the Warrant Agreement which governs the issuance and registration of the Warrant Stock.

     8. Redemption of Warrants. The Company has the right to redeem all (and not less than all) of the Warrants at any time during the Warrant Exercise Period by giving thirty (30) days' written notice to the Warrant Holder. The terms and provisions of such redemption shall be as defined in the Warrant Agreement.

     9. No Right as Stockholder. The Warrant Holder is not, by virtue of his ownership of this Warrant, entitled to any rights whatsoever as a stockholder of the Company.

     10. Assignment. This Warrant may not be assigned without providing the Company an opinion reasonably satisfactory to its counsel that an exemption from registration for the transfer exists.

     11. Warrant Agreement. The actual terms, conditions and provisions of this Warrant are contained in a Warrant Agreement entered into by the Company for the benefit of the Warrant Holder and the Warrant Holder, dated ____________________, 1996 (the "Warrant Agreement"), the terms, conditions and provisions of which are incorporated herein by this reference as if fully set forth herein and made a part hereof. To the extent of any conflict herewith, the terms and conditions of the Warrant Agreement shall apply. Any capitalized terms not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed on its behalf by its President, his signature to be attested to by its Secretary, and its corporate seal to be hereunto affixed this _____ day of ____________, 1996.


                              VISTA 2000, INC.


                              By:
                                  Name:
                                  Its:


Attest:________________________ (SEAL)
                    , Secretary




                            Exhibit F

               DOWNSIDE PRICE PROTECTION AGREEMENT


     THIS DOWNSIDE PRICE PROTECTION AGREEMENT (the "Agreement") is made and entered into effective the ______ day of ___________, 1996, by and among the undersigned stockholders (the
"Stockholders"), and VISTA 2000, INC, a Delaware corporation
("VISTA").

                       W I T N E S S E T H:

     WHEREAS, the Stockholders have received shares of Common Stock, $.01 par value per share (the "Shares") of VISTA pursuant to that Agreement and Plan of Merger (the "Merger Agreement") by and among VISTA, Vista Acquisition Subsidiary, Inc., and The Sportsman's Guide, Inc. dated February _____, 1996;

     WHEREAS, as part of the consideration for their agreeing to the terms and conditions of the Merger Agreement, the Stockholders are to receive certain protective provisions regarding the future value of the Shares on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby covenant and agree as follows:

     1. Price Protection. In the event a Stockholder should sell any of the Shares in a regular market (i.e., non-private) transaction prior to 18 months from the earlier of (i) the second anniversary of the date of issuance of the Shares to such selling Stockholder or (ii) the date the Securities and Exchange Commission shall declare effective a registration statement covering the Shares pursuant to which the Shares may be sold by the Stockholders to the public and the sales price of the Shares so sold shall be less than $______ per Share, then VISTA shall issue to such selling Stockholder, within thirty (30) days after receipt of a written sale confirmation from a broker-dealer or other documentation evidencing the sale satisfactory to VISTA (which satisfaction shall not unreasonably be withheld), additional shares of VISTA Common Stock, $.01 par value per share (the "Additional Shares") with an aggregate "fair market value" (as defined below) equal to twenty percent (20%) of the product of number of Shares sold by such selling Stockholder multiplied by $________. For purposes of this Agreement, "fair market value" (on a per share basis) shall mean the average closing sales price for VISTA Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System ("NMS") or, if VISTA Common Stock is not quoted on NASDAQ's NMS, such other exchange on which VISTA Common Stock sales prices are regularly quoted, for the ten
(10) trading days immediately prior to the date of issuance of such Additional Shares.

     2. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No Stockholder may assign either this Agreement or any of his or its rights, interests or obligations hereunder without the prior written approval of VISTA. VISTA may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the Stockholders.

     3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     4. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     5. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to VISTA:                  Copy to:

     Mr. Arnold Johns              Steven A. Cunningham, Esq.
     Vista 2000, Inc.              Nelson Mullins Riley &
     11660 Alpharetta Hwy.         Scarborough, L.L.P.
     Suite 330                     1201 Peachtree Street, N.E.
     Roswell, Georgia 30076        Suite 2200
                                   Atlanta, Georgia 30361

If to a Stockholder:

     To the address set forth on the signature page hereof.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     6. Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8. Expenses. Each party will bear his or its expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              "VISTA"

                              VISTA 2000, INC.



                              By:_______________________________

                              Title:____________________________



                              "STOCKHOLDERS"

                              [Each Stockholder Has Executed the
                              Following Signature Page]



                    STOCKHOLDER SIGNATURE PAGE


                    Name of Stockholder (Please Print or Type):


                    ____________________________________________





                    Address of Stockholder (Please Print or Type)

                    ___________________________________________
                    ___________________________________________
                    ___________________________________________






                    Signature of Stockholder:


                    For Individuals:


                    ___________________________________________


                    For Entities:

                    ___________________________________________


                    Title:

                    __________________________________________


                            Exhibit G

                  INVESTMENT LETTER AGREEMENT




Board of Directors
Vista 2000, Inc.
11660 Alpharetta Hwy., Suite 330
Roswell, Georgia  30076

Dear Sirs:

     In connection with the merger of The Sportsman's Guide, Inc., a Minnesota corporation with and into Vista Acquisition Subsidiary, Inc., a Delaware corporation, the undersigned, in exchange for its __________ shares of [common][preferred] stock in The Sportsman's Guide, Inc., will be issued _____________ shares of the [preferred] [common] stock (the "Securities") of Vista 2000, Inc., a Delaware corporation (the "Corporation"), which is the parent company of Vista Acquisition Subsidiary, Inc.

     The undersigned represents and warrants to the Corporation as follows:

     (1) My commitment to investments that are not readily marketable is not disproportionate to my net worth, and my acquisition of the Securities will not cause such overall commitment to become excessive.

     (2) I have the financial ability to bear the economic risks of my investment, have adequate means of providing for my current needs and personal contingencies, and have no need for liquidity in this investment.

     (3) I have evaluated the risks of investing in the Corporation and, either alone or together with my purchaser representative, have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that I am capable of evaluating the merits and risks of my acquisition of the Securities.

     (4) I have carefully read the Information Statement for the Special Meeting of Shareholders of The Sportsman's Guide, Inc. to be held on April ____, 1996 and the accompanying 1995 Annual Reports on Form 10-K for The Sportsman's Guide, Inc. and the Corporation and I have been given the opportunity to ask questions of and receive answers from the Corporation concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information I desired in order to evaluate my investment, and in evaluating the suitability of this investment I have not relied upon any representations or other information (whether oral or written), other than that furnished to me by the Corporation or its representatives.

     (5) I have had the opportunity to discuss with my professional, legal, tax and financial advisors the suitability of the acquisition of the Securities for my particular tax and financial situation and all information that I have provided to the Corporation concerning myself and my financial position is correct and complete as of the date set forth below, and if there should be any material change in such information prior to my admission as a shareholder of the Corporation, I will immediately provide such information to the Corporation.

     (6) The residence set forth below is my true and correct residence, and I have no present intention of becoming a resident or domiciliary of any other state or jurisdiction.

     (7) In making the decision to acquire the Securities, I have relied solely upon independent investigations made by me or on my behalf.

     (8) I am acquiring the Securities for my own personal account, for investment purposes only, and am not acquiring with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

     (9) I am aware that the Securities being acquired have not been registered under either federal law and rules or the applicable law of any state or other jurisdiction, and that sale or resale of the Securities will not be permitted under federal or state law unless such Securities are first registered, or the sale is a transaction that is exempt from registration under both federal and state laws. Furthermore, I agree to refrain from any sale of the Securities except pursuant to registration or exemption from registration.

     (10) If, contrary to its foregoing intentions, I should later desire to dispose of or transfer any of the foregoing Securities in any manner, I will not do so without first obtaining (a) an opinion of independent counsel satisfactory to the Corporation to the effect that the proposed disposition or transfer may lawfully be made without registration of the Securities pursuant to the Securities Act of 1933 as then in effect (the "Act"), including but not limited to Rule 144 promulgated under the Securities Act, and applicable state securities laws, or (b) registration of the Securities pursuant to the Act.

     In this connection, I hereby consent to the placement of the following restrictive legend on the Securities delivered to me:

     "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that the transaction will not result in a violation of federal or state securities laws."

     I also consent to the placing of a stop transfer notification on the Corporation's securities records with respect to the Securities being acquired.

     (11) I have been fully appraised of, and am totally aware of, the investment being made and the financial risks of the investment. In addition, I have been offered access to all of the Corporation's books, records, information, agreements, and documents that I have deemed necessary and appropriate under the circumstances.

     (12) I am accepting these Securities on my own behalf and for no one else.

     (13) I am an accredited investor:  Yes____ No____

               If your answer to this representation was yes, please check one or more of the following, if applicable:

               (a) I am an institutional investor within the meaning of Rule 501(a)(1) of Regulation D. ____

               (b) I am a private business development company as defined in Section 202(a)(22) of the Investment
          Advisers Act of 1940. ____

               (c)  I am a non-profit organization within Section
          501(c)(3) of the Internal Revenue Code, corporation, business trust or partnership with total assets in excess of $5,000,000. ____

               (d)  I am an Employee Benefit Plan subject to
          ERISA and have a plan fiduciary which is a bank, insurance company or registered investment advisor or I have total assets in excess of $5,000,000. ____

               (e)  I am an executive officer, director or
          general partner of the Corporation.

               (f)  I am an individual whose present net worth
          (or whose joint net worth with my spouse) exceeds
          $1,000,000. ____

               (g) I am an individual who had income in excess of $200,000 (or joint income with my spouse in excess of $300,000) in each of the last two years and reasonably expect to have income in excess of those levels in the current year.

               (h) I am an entity all of whose equity owners are accredited investors under paragraphs (a) through (g) above. ____

If your answer to this representation was no, please state the name, address and occupation of any purchaser representative you utilized with regard to this transaction:

          Name        _______________________________________
          Address     _______________________________________
          Occupation  _______________________________________

     The foregoing representations, warranties, agreements, undertakings and acknowledgments are made by me with the intent that they be relied upon in determining my suitability as a purchaser of the Securities. In addition, I agree to notify the Corporation immediately of any change in any representation, warranty or other information.

                                   Very truly yours,


                                   ____________________________

                                   Address:
                                   ____________________________
                                   ____________________________
                                   Exhibit H

                  TERMS OF EMPLOYMENT AGREEMENTS

                       1 Year                                         Perform-
             Base      Bonus              Insur-            Basic     ance
Name/Title   Salary    Guarantee Car(2)   ance   Term       S.O.(4)   S.O.(5)


Gary Olen,
President
& CEO(1)     $150,000  $50,000   Yes      1M     3 yrs      100,000   100,000

Greg Binkley,
Sr. VP
Operations
& COO(1)      120,000   30,000   Yes      500K   3 yrs(3)   100,000    50,000

Bill Luth,
VP Marketing  100,000   30,000   Yes      500K   3 yrs(3)    75,000    50,000

Chuck Lingen,
VP Finance
& CFO(1)      100,000            Yes             3 yrs(3)    75,000

John Casler,
Sr. Director
Merchandising  75,000                           3 yrs(3)    50,000    25,000

Larry Popps,
P I.S.&T.     100,000            Yes             3 yrs(3)    75,000

Chuck Lackey,
Director of
Human Res.     70,000                            3 yrs(3)    50,000

[FN]
(1) Director of Surviving Corporation.

(2) Lease payment for Mr. Olen not to exceed $600 per month.
    All other automobile allowances not to exceed $400 per month exclusive of operating expenses and cellular telephone.

(3) Employment Agreement shall provide a six-month notice provision for termination without cause provided employee receives a minimum of one year's compensation over the term of the Agreement.

(4) 50% vested at closing, 50% in twelve months.

(5) Terms to be agreed upon prior to closing.

                            Exhibit I

                         __________, 1996

Vista 2000, Inc.
11660 Alpharetta Highway
Suite 330
Roswell, GA  30076

Gentlemen:

    We have acted as counsel to The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), in connection with the Agreement and Plan of Merger dated as of February __, 1996 (the
"Merger Agreement") among the Company, Vista Acquisition
Subsidiary, Inc., a Delaware corporation, and you.

    At the request of the Company, we are rendering this opinion to you pursuant to Section ____ of the Merger Agreement. Unless otherwise defined herein, terms defined in the Merger Agreement are used herein as therein defined.

    In connection with this opinion, we have examined: (i) the Merger Agreement (and the exhibits and schedules thereto, including the written agreements and instruments referred to in such schedules); (ii) the agreements, documents, certificates and instruments executed and delivered by the Company in connection with the consummation of the transactions contemplated by the Merger Agreement, (iii) the Articles of Incorporation, as amended, of the Company, as certified by the Secretary of State of Minnesota; (iv) a certificate of good standing with respect to the Company issued by the Secretary of State of Minnesota; (v) the Code of Regulations of the Company, as certified by the Secretary of the Company; (vi) the corporate minute books of the Company in the form presented to us by the Company; and (vii) such other certificates of officers of the Company and Governmental Authorities as we have considered necessary under the circumstances, copies of which have been provided to you.

    In rendering this opinion, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the original of all documents submitted to us as certified or photostatic copies. Moreover, we have assumed:

         A.   each certificate issued by any Governmental
    Authority is accurate, complete and authentic;

         B. the accuracy, completeness and authenticity of the corporate minute books of the Company furnished to us for review;

         C. all natural persons are legally competent and have sufficient legal capacity;

         D.   the Merger Agreement has been duly
    authorized, executed and delivered by you and Vista
    Acquisition Subsidiary, Inc. and constitutes your and its legal, valid and binding obligation, enforceable against you and it in accordance with the terms of the Merger Agreement;

         E.   any required consent, approval or
    authorization of, notice or declaration to, or filing or registration with, any Governmental Authority which you or Vista Acquisition Subsidiary, Inc. are required to obtain, give or make has been duly obtained, given or made, as appropriate, and any applicable notice or appeal period has passed;

         F. except as set forth in the Merger Agreement, there is no agreement or understanding (written or oral) between or among any of the parties to the Merger
    Agreement, and there is no usage of trade or course of prior dealing between or among such parties, which would, in either case, define, supplement, modify or qualify the terms of the Merger Agreement;

         G.   the conduct of the parties to the Merger
    Agreement has complied with any requirement of good faith, fair dealing and conscionability; and

         H. there has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the execution and delivery of the Merger
    Agreement.

    In addition, we have assumed the accuracy and correctness of all statements of fact contained in certificates of, and discussions with, officers of the Company and certificates of Governmental Authorities and of all statements of fact and factual representations and warranties contained in the Merger Agreement. We have not reviewed the dockets or records of any Governmental Authority. Nothing contrary to the facts contained in such certificates, discussions, statements or representations and warranties, however, has come to the attention of the current partners or associates of Chernesky, Heyman & Kress who have devoted substantive attention to the transactions contemplated by the Merger Agreement. Whenever our opinion with respect to the existence or absence of facts is stated to be based upon our knowledge or awareness, it is intended to signify that during the course of our representation of the Company, no information has come to our attention that would give us actual knowledge of the existence or absence of such facts. However, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company or from our participation in the transactions contemplated by the Merger Agreement.

    Our opinion is limited solely to matters governed by the laws of the State of Ohio, the Business Corporation Law of the State of Minnesota and the federal laws of the United States as applicable in the State of Ohio.

    Based upon, and subject to, the foregoing, it is our opinion that:

         (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to own or lease its properties and to conduct its business as presently conducted and to enter into and perform its obligations under the Merger Agreement. The Company is qualified or licensed to do business as a foreign corporation in the jurisdictions listed on Annex A hereto.

         (b) The Merger Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforce-
    able against the Company in accordance   with its terms.

         (c) Neither the execution and delivery of the Merger Agreement by the Company, nor the performance by the Company of its obligations set forth therein, nor the consummation of the transactions contemplated thereby will (with or without the giving of notice or lapse of time or both) violate or conflict with in any material manner, result in a material breach of, constitute a material default under, or result in the creation or imposition of any material lien pursuant to, the terms of (i) the Articles of Incorporation or By-Laws of the Company; (ii) any law, rule or regulation to which the Company is subject; (iii) any order, writ, judgment, injunction, decree or award of any court or other Governmental Authority of which we have knowledge and which is applicable to the Company; or (iv) any agreement or instrument of which we have knowledge and to which the Company is a party or by which any of its assets are bound or affected, other than as disclosed on Schedule 3.4 of the Disclosure Schedule to the Merger Agreement.

         (d) The authorized capital stock of the Company consists of 36,800,000 shares of Common Stock, of which 23,335,833 shares are validly issued and outstanding, fully paid and nonassessable, 200,000 shares of Preferred Stock, of which 200,000 shares are validly issued and outstanding, fully paid and nonassessable and 3,000,000 undesignated shares, none of which is issued and outstanding. None of the outstanding shares of SGI Common Stock or SGI Preferred Stock is subject to, nor were any of such shares issued in violation of, any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any persons. Except as contemplated by the Merger Agreement and other than as set forth in Schedule ____ thereto, to the best of our knowledge (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment on the part of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidence of indebtedness or assets and (iii) the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of the capital stock of the Company or to pay any dividend or make any other distribution in respect thereof.

         (e) Except as set forth in Schedule ___ to the Merger Agreement and other than filings with the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the filing of a Certificate of Merger with the Secretary of State of Delaware and the Articles of Merger with the Secretary of State of Minnesota, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by the Company of the Merger
    Agreement or the consummation by the Company of the transactions contemplated thereby, except for such approvals, authorizations or consents, which if not obtained, or order or filings which if not made, would not materially adversely affect the ability of the Company to consummate the transactions contemplated by such Agreements.

         (f) To our knowledge, except as set forth in Schedule _____ to the Merger Agreement, no suit, proceeding or claim is pending or has been overtly threatened in writing against the Company which, if adversely determined to the Company, would have a Material Adverse Effect on the Company. In this connection, we point out that we do not regularly advise the Company with respect to all litigation matters.

    This opinion is subject to the following qualifications and limitations:

         (1) The enforceability of the Merger Agreement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium, rearrangement, liquidation, conservatorship or other laws affecting creditors' rights generally.

         (2) The enforceability of the Merger Agreement and the availability of specific performance, injunctive relief and other forms of equitable relief are subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law), commercial reasonableness, public policy and conscionability.

         (3) No opinion is expressed with respect to the enforceability under the laws of the State of Ohio or the State of Minnesota of any provision of the Merger Agreement which purports to require payment or reimbursement of attorneys' fees or litigation expenses of another party.

         (4) No opinion is expressed with respect to the title to any property or the absence of any lien thereon.

         (5) No opinion is expressed with respect to any provision of the Merger Agreement that purports to:

              (i) release, exculpate, hold harmless or exempt a party from, require indemnification or prohibit future business activity to the extent such release, exculpation, hold harmless, exemption, indemnity or prohibition is, with respect to any activity, contrary to public policy;

             (ii) defined, waive or set standards for good faith, reasonableness, commercial reasonableness, fair dealing or diligence; or

            (iii)  require the payment or reimbursement of
         any fee, cost or expense that may be deemed to be unreasonable in nature or amount.

         (6)  No opinion is expressed with respect to:

              (i)  compliance with any registration,
         filing, notification, anti-fraud or other provision of any federal or state securities law, rule or regulation;

             (ii)  federal or state antitrust or unfair
         competition laws and regulations;

            (iii)  the enforceability of: (x) self-help
         provisions (including provisions granting a power of attorney), (y) provisions which purport to establish evidentiary standards or (z) provisions relating to waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, liability limitations, releases of legal or equitable rights (including the right to a jury trial), submission to the jurisdiction and venue of any court, liquidated damages or the creation of rights and remedies not available under applicable law or contrary to public policy; or

             (vi)  matters relating to employee benefit
         laws and regulations (including the Employee
         Retirement Income Security Act of 1974, as amended) or federal, state or local tax laws and regulations.

    No opinion may be inferred or implied beyond the matters expressly stated herein. The opinions that are expressed herein are solely for your benefit and the benefit of your counsel in connection with the transactions contemplated by the Merger Agreement and may not be relied upon in any manner for any purpose by any other person. This opinion is as of its date and we disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention.

                                  Very truly yours,



                                  CHERNESKY, HEYMAN & KRESS

                             ANNEX A



    None.
                            Exhibit J


    1. Each of Buyer and Acquisition Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Acquisition Sub has all necessary corporate power and authority to own its properties and assets, to conduct its business as presently conducted and to execute and deliver the Transaction Documents to which it is a party and to perform its obligations, as the case may be, thereunder.

    2. The Transaction Documents have been duly authorized by all necessary corporate action on the part of each of the Buyer and Acquisition Sub, have been duly executed and delivered by, and constitute the legal, valid and binding obligations of each of the Buyer and Acquisition Sub enforceable in accordance with their terms.

    3. The authorized capital stock of Buyer consists of _________ shares of Common Stock, par value $.01 per share, and
_________ shares of Preferred Stock, par value $.01 per share, of which there are currently _____ issued and outstanding shares of Common Stock and _____ issued and outstanding shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. To our knowledge, except as provided in or described or disclosed in the Transaction Documents or Buyer's Certificate of Incorporation, there are no outstanding rights, preferences, privileges, options, warrants, conversion rights or agreements for the purchase or acquisition from Buyer of any shares of its capital stock.

    4. The authorized capital stock of Acquisition Sub consists of _________ shares of Common Stock, par value $.01 per share, and ________ shares of Preferred Stock, par value $.01 per share, of which there are currently _______ issued and outstanding shares of Common Stock and _____ issued and outstanding shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable.

    5. The Vista Common Shares and the Warrants to be issued to you in accordance with the Transaction Documents (collectively, the "Securities") when issued in compliance with the provisions of the Transaction Documents will be duly authorized, validly issued, fully paid and nonassessable. Except as provided in or described or disclosed in the Transaction Documents or in Buyer's Certificate of Incorporation, the issuance of the Securities is not subject to any preemptive rights or, rights of first refusal created by Buyer, and, the Vista Common Shares issuable upon exercise of the Warrants have been duly and validly reserved for issuance and are not subject to any preemptive rights or, rights of first refusal created by Buyer and such Vista Common Shares when issued, upon exercise of the Warrants in accordance therewith, will be duly authorized, validly issued, fully paid and nonassessable.

    6. The execution and delivery by each of Buyer and Acquisition Sub of the Transaction Documents to which it is a party, the offering, sale and issuance of the Securities by Buyer to the SGI Major Stockholders and the SGI Preferred Stockholders, the issuance of Vista Common Shares by Buyer upon exercise of the Warrants and the fulfillment of and the compliance with the Transaction Documents by each of Buyer and Acquisition Sub and the consummation of the Merger do not (a) conflict with or result in a breach of, (b) constitute a default under, (c) result in the creation of any lien upon Buyer's or Acquisition Sub's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any court or other governmental authority pursuant to (i) Buyer's or Acquisition Sub's Certificate of Incorporation, (ii) Buyer's or Acquisition Sub's Bylaws, (iii) any applicable law, statute, rule or regulation which are typically applicable to transactions similar to the transactions contemplated by the Merger Agreement or (iv) except as set forth in the Disclosure Schedule to the Merger Agreement, any material agreement, instrument, order, judgment or decree to which the Buyer or Acquisition Sub is subject.

    7. The offering, sale and issuance of Vista Common Shares and the Warrants by Buyer to the SGI Major Stockholders, the SGI Preferred Stockholders and the Subordinated Debt Holders under the Merger Agreement and the issuance of Vista Common Shares, upon exercise of the Warrants, to the Subordinated Debt Holders are exempt from the registration requirements of the Securities Act of 1933, as amended, and the qualification or registration requirements of applicable state securities laws.

    8. The certificate(s) representing the Vista Common Shares and the Warrants being issued to the SGI Major Stockholders, the SGI Preferred Stockholders and the Subordinated Debt Holders pursuant to the Merger Agreement on the date hereof are in due and proper form and have been duly and validly executed by the officers of Buyer named thereon.